Exhibit 10.2

EXECUTION VERSION

INVESTMENT AGREEMENT

by and among

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

and

THE INVESTOR LISTED ON THE SIGNATURE PAGES HERETO

Dated as of March 22, 2017

Exhibits

Form of Certificate of Designations	Exhibit A
Form of Investor Rights Agreement	Exhibit B
Tender Documents	Exhibit C
Proposed Subordinated Notes Terms	Exhibit D

INVESTMENT AGREEMENT, dated as of March 22, 2017 (this “Agreement”), among Superior Industries International, Inc., a Delaware corporation (the “Company”), and the investor named on the signature pages hereto (the “Investor”).

WHEREAS, the Company has obtained a commitment from the owner (the “Significant Holder”) of approximately 61% of the outstanding stock of Uniwheels AG, a stock corporation under German law (the “Target”), evidenced by an irrevocable undertaking agreement (the “Undertaking Agreement”), to tender such shares in the second step of the Offer (as defined below). In connection with the Undertaking Agreement, the Company has proposed to enter into a customary business combination agreement with the Target (the “Combination Agreement”). In the second step, and in connection herewith, the Company will undertake a tender offer (the “Offer” and all of the documents, schedules and exhibits related thereto as are required to effect the Offer, as each may be amended, modified, supplemented or waived from time to time, the “Tender Documents”), pursuant to which, the Company shall offer to purchase all (but not less than 75% of) the outstanding shares of the Target and shall purchase, upon the consummation of the Offer, the shares of the Significant Holder along with all other shares tendered of the Target pursuant to the Tender Documents (the “Tender Effectiveness”). Subsequent to the Tender Effectiveness in the third step, the Company shall acquire any remaining shares of the Target utilizing one or more of the following: (1) a subsequent tender offer and/or acquisitions of remaining shares of the Target through market purchases or otherwise until at least 90% of the shares of the Target are tendered and/or acquired (including all shares previously tendered in the Offer) and/or (2) a delisting of the Target from the Warsaw stock exchange and a subsequent upstream merger squeeze-out process under applicable German law.

WHEREAS, at or before the commencement of the Offer, the Company will obtain for its account a letter of credit denominated in Polish zlotys in an aggregate amount equal to PLN 2,853,384,000 (the “Tender Letter of Credit”) to be issued by Citibank, N.A. (“Tender Issuing Bank”) in favor of Dom Maklerski Banku Handlowego S.A. pursuant to an Agreement for Standby Letter of Credit and related fee letter and reimbursement agreement (the “Reimbursement Agreement”), each dated March 22, 2017 and entered into between the Tender Issuing Bank and the Company as applicant; provided that the obligations of the Company under the Reimbursement Agreement shall be secured by all right, title and interest of the Company under the Senior Facilities, the Senior Bridge Facilities and this Agreement, and all proceeds thereof and such liens shall be granted and perfected, in each case on the date of execution of the Reimbursement Agreement.

WHEREAS, the Company will obtain up to $550 million in senior secured credit facilities, consisting of a $150 million senior secured revolving credit facility (the “Revolving Facility”) and a $400 million senior secured term loan facility (the “Term Facility” and, together with the Revolving Facility, the “Senior Facilities”), having the terms set forth in the Credit Agreement, dated the date hereof (the “Credit Agreement”), by and among the Company, Citibank, N.A., as administrative agent, collateral agent and issuing bank, the other lenders party thereto and Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., Deutsche Bank AG New York Branch and RBC Capital Markets, as joint lead arrangers and joint lead bookrunners.

WHEREAS, the Company will (i) issue an aggregate principal amount of senior unsecured notes (the “Senior Notes”) or any other debt securities issued pursuant to an offering by the Company or any of its direct or indirect subsidiaries undertaken to finance the Acquisition (the “Securities”), generating up to €240 million in gross proceeds in a Rule 144A offering or other private placement, or (ii) to the extent the Company does not receive such amount of gross proceeds of Senior Notes or the Securities on or prior to the Closing Date (as defined herein), borrow up to €240 million (minus the amount of gross proceeds from any Senior Notes or Securities issuance on or prior to the Closing Date) of senior unsecured increasing rate loans under a new senior unsecured credit facility (the “Senior Bridge Facility”, the Senior Bridge Facility together with the Senior Facilities, the “Facilities”) and which may, under their terms, be converted to term loans (“Senior Unsecured Term Loans”) or exchanged for debt securities. The financing transactions referred to in this paragraph and the immediately preceding paragraph hereof shall be referred to herein as the “Debt Financing.”

WHEREAS, substantially concurrently with the Tender Effectiveness, the Company desires to issue, sell and deliver to the Investor, and the Investor desires to purchase and acquire from the Company, pursuant to the terms and subject to the conditions set forth in this Agreement, the number of shares of the Company’s Series A Perpetual Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), set forth herein having the powers, preferences and rights, and the qualifications, limitations and restrictions, as set forth in the form of Certificate of Designations of the Company’s Certificate of Incorporation attached hereto as Exhibit A (the “Certificate of Designations”) and, to the extent necessary, a number of shares of the Company’s Series B Perpetual Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), set forth herein having the powers, preferences and rights, and the qualifications, limitations and restrictions, as set forth in the Certificate of Designations; provided that in no event shall the number of shares of Series A Preferred Stock (on an as-converted basis) be in excess of 19.99% of the outstanding shares of the Company’s Common Stock at the time of Closing (and, for the avoidance of doubt, to the extent that the number of shares of Series A Preferred Stock (on an as-converted basis) exceeds 19.99% of the outstanding shares of the Company’s Common Stock at the time of Closing, such number of shares of Series A Preferred Stock shall be reduced to that number of whole shares that constitutes less than 19.99% of the outstanding shares of the Company’s Common Stock at the time of Closing and any such reduction shall result in a commensurate increase in the number of shares of Series B Preferred Stock to be issued at the Closing); provided, further, that if at the time of the Closing the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, with respect to the purchase of the shares of the Preferred Stock has not expired or been earlier terminated or approval of the purchase of the shares of the Preferred Stock by the Federal Economic Competition Commission of Mexico has not been received, then the Investor shall purchase and acquire from the Company an aggregate of 33,000 shares of Series A Preferred Stock for a purchase price per share equal to $1,000 and an aggregate purchase price of $33 million and the Investor shall purchase and acquire from the Company the Subordinated Notes (as defined herein), and the Company shall issue, sell and deliver to the Investor $117 million in aggregate principal amount of Subordinated Notes at a purchase price equal to 100% of the aggregate principal amount of Subordinated Notes.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. (a) As used in this Agreement (including the Recitals hereto), the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided that the Corporation and its Subsidiaries shall not be deemed to be Affiliates of any Holder or any of their Affiliates. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Alternative Closing” shall have the meaning set forth in Section 2.01(b).

“Anticorruption Laws” shall have the meaning set forth in Section 3.10.

“Balance Sheet Date” shall have the meaning set forth in Section 3.05(c).

“Bankruptcy and Equity Exception” shall have the meaning set forth in Section 3.03(a).

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Bylaws of the Company, as may be amended and restated from time to time.

“Capitalization Date” shall have the meaning set forth in Section 3.02(a).

“Certificate of Designations” shall have the meaning set forth in the Recitals to this Agreement.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as may be amended and restated from time to time.

“Closing” shall have the meaning set forth in Section 2.02(a).

“Closing Date” shall have the meaning set forth in Section 2.02(a).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Combination Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Charter Documents” means the Certificate of Incorporation and the Bylaws.

“Company Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each other plan, program, contract, arrangement, agreement, or policy relating to stock options, stock purchases, other equity-based compensation, bonus, incentive, deferred compensation, employment, severance, retention, change in control, termination, fringe benefits, disability, medical, life, paid time off, relocation or other benefits or compensation, in each case sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any Liabilities.

“Company Preferred Stock” shall have the meaning set forth in Section 3.02(a).

“Company SEC Documents” shall have the meaning set forth in Section 3.05(a).

“Company Securities” shall have the meaning set forth in Section 3.02(b).

“Company Stock Plan” means the Superior Industries International, Inc. Amended and Restated 2008 Equity Incentive Plan, as amended from time to time.

“Contract” shall have the meaning set forth in Section 3.03(b).

“Conversion Shares” means the Common Stock issuable upon the conversion or exchange of the Preferred Shares, including any increase in the stated value of the Preferred Shares pursuant to the issuance of dividends in accordance with the Certificate of Designations.

“Debt Financing” shall have the meaning set forth in the Recitals to this Agreement.

“DGCL” means the General Corporation Law of the State of Delaware.

“ERISA” means the Employee Retirement Security Income Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Facilities” shall have the meaning set forth in the Recitals to this Agreement.

“FCPA” shall have the meaning set forth in Section 3.10.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Government Official” shall have the meaning set forth in Section 3.10.

“Governmental Entity” means any federal, state or local, domestic or foreign governmental or regulatory (including any stock exchange) authority, agency, court, commission or other entity or self-regulatory organization.

“Investor Rights Agreement” means the investor rights agreement between the Company and the Investor in the form attached hereto as Exhibit B.

“Law” means any statute, law, ordinance, treaty, rule, code, regulatory or other binding directive issued, promulgated or enforced by any Governmental Entity.

“Liabilities” means, collectively, all obligations, liabilities and commitments of any nature, whether known or unknown, express or implied, primary or secondary, direct or indirect, liquidated, absolute, accrued, contingent or otherwise and whether due or to become due.

“Liens” means any pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature.

“Material Adverse Effect” means any circumstance, development, effect, change, event, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (1) the business, results of operations, assets, Liabilities or financial condition of the Company and its Subsidiaries taken as a whole or (2) the ability of the Company and its Subsidiaries to timely consummate the Transactions or to perform their respective material obligations under the Related Agreements.

“Money Laundering Laws” shall have the meaning set forth in Section 3.12.

“Non-Recourse Party” shall have the meaning set forth in Section 7.05.

“NYSE” means the New York Stock Exchange and its successors.

“Offer” shall have the meaning set forth in the Recitals to this Agreement.

“Option” means an unexercised option to purchase shares of Common Stock granted under a Company Stock Plan or otherwise.

“Outside Date” shall have the meaning set forth in Section 5.09.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity or other entity.

“Preferred Shares” shall have the meaning set forth in Section 2.01(a).

“Preferred Stock” shall have the meaning set forth in the Recitals to this Agreement.

“Purchase” shall have the meaning set forth in Section 2.01(a).

“Purchase Price” shall have the meaning set forth in Section 2.01(a).

“Related Agreements” means the Certificate of Designations, the Investor Rights Agreement and any other agreements between or among the Company, the Investor and any of their respective Affiliates entered into to give effect to the transactions contemplated by this Agreement.

“Representative” means, with respect to any Person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such Person.

“Revolving Facility” shall have the meaning set forth in the Recitals to this Agreement.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, including the exhibits thereto and documents incorporated by reference therein.

“Securities” shall have the meaning set forth in the Recitals to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Bridge Facility” shall have the meaning set forth in the Recitals to this Agreement.

“Senior Facilities” shall have the meaning set forth in the Recitals to this Agreement.

“Senior Notes” shall have the meaning set forth in the Recitals to this Agreement.

“Series A Preferred Stock” shall have the meaning set forth in the Recitals to this Agreement.

“Series B Preferred Stock” shall have the meaning set forth in the Recitals to this Agreement.

“Significant Holder” shall have the meaning set forth in the Recitals to this Agreement.

“Subordinated Notes” shall have the meaning set forth in Section 2.01(b).

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

“Target” shall have the meaning set forth in the Recitals to this Agreement.

“Tender Documents” shall have the meaning set forth in the Recitals to this Agreement.

“Tender Effectiveness” shall have the meaning set forth in the Recitals to this Agreement.

“Term Facility” shall have the meaning set forth in the Recitals to this Agreement.

“Transaction Documents” means this Agreement and the Related Agreements.

“Transactions” means the transactions contemplated by this Agreement and the Related Agreements.

“Undertaking Agreement” shall have the meaning set forth in the Recitals to this Agreement.

ARTICLE II

Purchase and Sale

SECTION 2.01. Purchase and Sale. (a) On the terms and subject to the conditions set forth in this Agreement, subject to Section 2.01(b), the Investor shall purchase and acquire from the Company an aggregate of the lesser of (i) 150,000 shares of Series A Preferred Stock and (ii) a number of shares of Series A Preferred Stock that equals (on an as-converted basis) 19.99% of the outstanding shares of the Company’s Common Stock at the time of Closing and, to the extent the number of shares of Series A Preferred Stock purchased by the Investor is less than 150,000, an aggregate number of shares of Series B Preferred Stock equal to the difference between 150,000 and the number of shares of Series A Preferred Stock purchased by the Investor (the “Preferred Shares”), and the Company shall issue, sell and deliver to the Investor, such number of Preferred Shares, for a purchase price per Preferred Share equal to $1,000; provided that in no event shall the number of shares of Series A Preferred Stock (on an as-converted basis) be in excess of 19.99% of the outstanding shares of the Company’s stock at the time of Closing (and, for the avoidance of doubt, to the extent that the number of shares of Series A Preferred Stock (on an as-converted basis) exceeds 19.99% of the outstanding shares of the Company’s Common Stock at the time of Closing, such number of shares of Series A Preferred Stock shall be reduced to that number of whole shares that constitutes less than 19.99% of the outstanding shares of the Company’s Common Stock at the time of Closing and any such reduction shall result in a commensurate increase in the number of shares of Series B Preferred Stock to be issued at the Closing). The aggregate purchase price of the Preferred Shares shall be up to $150,000,000 (the “Purchase Price”). The purchase of the Preferred Shares pursuant to this Section 2.01 is referred to as the “Purchase”.

(b) Alternative Closing. If at the time of the Closing the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, with respect to the purchase of the Preferred Shares has not expired or been earlier terminated or approval of the purchase of the Preferred Shares by the Federal Economic Competition Commission of Mexico has not been received, the Closing shall occur as provided for herein and subject to the terms and conditions provided for herein, provided that, upon the Closing the Investor shall purchase and acquire from the Company an aggregate of 33,000 shares of Series A Preferred Stock for a purchase price per share equal to $1,000 and an aggregate purchase price of $33,000,000 and the Investor shall purchase and acquire from the Company $117,000,000 in aggregate principal amount of subordinated PIK notes (with such amounts to be adjusted as required to correspond to changes in the applicable exchange rate between Mexican pesos and U.S. dollars between the date hereof and the Closing), on the terms and conditions set forth in the Proposed Subordinated Notes Terms attached as Exhibit D hereto (the “Subordinated Notes”), and the Company shall issue, sell and deliver to the Investor $117,000,000 in aggregate principal amount of Subordinated Notes at a purchase price equal to 100% of the aggregate principal amount of Subordinated Notes (the “Alternative Closing”). In the event that the Alternative Closing shall occur (i) all references to the “Purchase Price,” “Purchase” and “Preferred Shares” shall be deemed modified to give effect to this paragraph and (ii) the Investor Rights Agreement shall be modified as agreed by the parties thereto to give effect to this paragraph.

SECTION 2.02. Closing. (a) The closing of the purchase by the Investor of the Preferred Shares (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, on the date the conditions set forth in Section 6.02 are satisfied, or at such other place, time and date as shall be agreed between the Company and the Investor (the “Closing Date”). The Closing shall be deemed to occur and be effective as of 12:01 a.m., New York City time, on the Closing Date.

(b) At the Closing, to effect the purchase and sale of the Preferred Shares, (i) the Investor shall pay to the Company, by wire transfer to a bank account designated in writing by the Company at least two Business Days prior to the Closing Date, in immediately available funds, the Purchase Price for the Preferred Shares, (ii) the Company shall deliver to the Investor evidence of the Preferred Shares in book entry, (iii) the Company shall duly adopt and caused to be filed with the Secretary of State of the State of Delaware the Certificate of Designations and any related filings, forms or applications, (iv) each of the Company and the Investor shall execute and deliver to the other the Investor Rights Agreement, (v) the Company shall take all actions reasonably necessary to implement the provisions of Section 1(a)(ii) of the Investor Rights Agreement and to cause the Board, effective as of the Closing, to be composed as set forth therein and (vi) the Company shall perform in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing, to the extent not complied with prior to the Closing.

ARTICLE III

Representations and Warranties of the Company

Except as set forth in the Company SEC Documents the Company represents and warrants to the Investor as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that:

SECTION 3.01. Organization; Standing. (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted except (other than with respect to the Company’s due organization and valid existence) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, qualification or good standing necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. True and complete copies of the Company Charter Documents (as amended to the date hereof) are included in the Company SEC Documents.

(b) Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization, except where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed, qualified to do business and in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, qualification or good standing necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02. Capitalization. (a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”), of which any shares of Series A Preferred Stock, par value $0.01 per share, and any shares of Series B Preferred Stock, par value $0.01 per share, to be issued to the Investor pursuant to this Agreement will be authorized as of the Closing Date. At the close of business on March 31, 2017, 2017 (the “Capitalization Date”), (i) 24,898,375 shares of Common Stock were issued and outstanding, (ii) 1,449,048 shares of Common Stock were held by the Company in its treasury, (iii) 2,084,800 shares of Common Stock were reserved and available for issuance pursuant to the Company Stock Plan, (iv) 231,625 shares of Common Stock were subject to outstanding Options, and (iv) no shares of Company Preferred Stock were issued or outstanding. Since the Capitalization Date through the date hereof, neither the Company nor any of its Subsidiaries has (A) issued any Company Securities or incurred any obligation to make any payments based on the price or value of any Company Securities or dividends paid thereon, other than in connection with the vesting, settlement or exercise of the Options referred to above that were outstanding as of the Capitalization Date or as expressly contemplated by this Agreement, or (B) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of the Company’s capital stock.

(b) Except as described in Section 3.02(a), as of the Capitalization Date, there were no (i) outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) outstanding securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) outstanding options, warrants, stock appreciation rights, phantom stock rights, rights or other commitments or agreements to acquire from the Company or any Subsidiary, or that obligate the Company or any Subsidiary to issue, any capital stock of, or other equity or voting interests (or voting debt) in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, or

(iv) obligations of the Company or any Subsidiary to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”). Except with respect to the Company Stock Plans, there are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. None of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. The Preferred Shares and the Conversion Shares will be, when issued, duly authorized and validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities Laws, and such shares will not be issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right, and will be free and clear of all Liens, except restrictions imposed by the Securities Act and any applicable state securities Laws. The Preferred Shares and the Conversion Shares, if and when issued, will have the terms and conditions and entitle the holders thereof to the rights set forth in the Company Charter Documents, as amended by the Certificate of Designations. The shares of Common Stock issuable upon conversion of the Preferred Shares have been duly reserved for issuance.

(c) All of the outstanding shares of capital stock of, or other equity or voting interests in, each material Subsidiary of the Company (except for directors’ qualifying shares or the like) are owned directly or indirectly, beneficially and of record, by the Company free and clear of all Liens. Each outstanding share of capital stock of each material Subsidiary of the Company, which is held, directly or indirectly, by the Company, is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and, except as set forth in the Transaction Documents, there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any material Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary of the Company.

SECTION 3.03. Authority; Noncontravention; Voting Requirements. (a) The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the Related Agreements, and the consummation by it of the Transactions, have been duly authorized and approved by the Board, and, except for filing the Certificate of Designations with the Secretary of State of the State of Delaware pursuant to the DGCL, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Related Agreements and the consummation by it of the Transactions. This Agreement has been, and the Related Agreements will be on the Closing Date, duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof and thereof by the Investor, this Agreement constitutes, and the Related Agreements will on the Closing Date constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) Neither the execution and delivery of this Agreement nor any of the Related Agreements by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of (A) the Company Charter Documents or (B) any similar organizational documents of any of the Company’s Subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.04 are obtained prior to the Closing Date and the filings referred to in Section 3.04 are made, (x) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would constitute a violation or default) under any of the terms, conditions or provisions of any material loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, contract or other agreement, arrangement or understanding (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or accelerate any obligations or rights under or give a right of termination of (whether or not with notice, lapse of time or both) any such Contract, (y) violate any Law, judgment, writ or injunction of any Governmental Entity applicable to the Company or any of its Subsidiaries or (z) result in the creation of any Lien on any properties or assets of the Company or any of its Subsidiaries, except, in the case of clause (ii), as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04. Governmental Approvals. Except for (a) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware pursuant to the DGCL, (b) the approval of the Conversion Shares for listing on NYSE, subject to official notice of issuance, and (c) the filing with the SEC of such current reports and other documents, if any, required to be filed with the SEC under the Exchange Act or Securities Act in connection with the Transactions, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Entity or any stock market or stock exchange on which shares of Common Stock are listed for trading are necessary for the execution and delivery of this Agreement and the Related Agreements by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions, other than such consents, approvals, filings, licenses, permits, authorizations, declarations or registrations the failure of which to obtain, make or give, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Company SEC Documents; Undisclosed Liabilities. (a) The Company has filed with the SEC, on a timely basis, all required reports, schedules, forms and other documents by the Company with the SEC pursuant to the Securities Act or the Exchange Act since January 1, 2014 (collectively, the “Company SEC Documents”). As of their respective SEC filing date, the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted, or will have omitted, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the certifications and statements relating to the Company SEC Documents required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes Oxley Act) is accurate and complete, and complies as to form and content with all applicable Laws.

(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents (i) complied, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments), and(iii) have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods covered thereby (except (A) as may be indicated in the notes thereto or (B) as permitted by Regulation S-X).

(c) Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of December 25, 2016 (the “Balance Sheet Date”) included in the Company SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the Transactions or (iv) as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(d) The Company has established and maintains, and at all times since December 11, 2014 has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Since January 1, 2014, neither the Company nor, to the Company’s knowledge, the Company’s independent registered public accounting firm, has identified or been made aware of any “significant deficiency” or “material weakness” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. The Company is, and has been at all times since January 1, 2014, in compliance in all material respects with the applicable listing requirements and corporate governance rules and regulations of NYSE, and has not received any notice asserting any non-compliance with the listing requirements of NYSE.

SECTION 3.06. No Broker. Except for fees payable to Evercore Partners Inc. (which fees are payable by the Company), no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s, finder’s, financial advisor’s or any other commission or similar fee, or the reimbursement of expenses in connection therewith, in connection with any of the Transactions based upon arrangements made by, or on behalf of, the Company or any of its Subsidiaries.

SECTION 3.07. Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on NYSE, and the Company has taken no action designed to (or which, to the knowledge of the Company, is reasonably likely to) have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NYSE, nor has the Company received, as of the date hereof, any notification that the SEC or NYSE is contemplating terminating such registration or listing.

SECTION 3.08. Investment Company Act. The Company is not, and immediately after receipt of payment for the Preferred Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.09. No Rights Agreement. The Company is not party to a stockholder rights agreement, “poison pill” or similar antitakeover agreement or plan and no takeover statutes currently in effect in any jurisdiction in which the Company operates are applicable.

SECTION 3.10. Illegal Payments; FCPA Violations. During the past five (5) years, none of the Company, any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries has: (i) in violation of any Anticorruption Law, paid, caused to be paid, agreed to pay, or offered, directly or indirectly, in connection with the business of the Company, any payment or gift given to any person acting in an official capacity for any Governmental Entity, to any political party or official thereof, or to any candidate for political office (each, a “Government Official”) with the purpose of (w) influencing any act or decision of such Government Official in his official capacity; (x) inducing such Government Official to perform or omit to perform any activity related to his legal duties; (y) securing any improper advantage; or (z) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, in each case, in order to assist the Company or its Affiliates in obtaining or retaining business for or with, or in directing business to, the Company or its Affiliates; (ii) made any illegal contribution to any political party or candidate; (iii) intentionally established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose; (iv) taken any action that would violate the U.S. Foreign Corrupt Practices Act (the “FCPA”), the UK Bribery Act 2010 or any other applicable anti-bribery or anti-corruption law under any applicable jurisdictions (collectively, “Anticorruption Laws”); or (v) paid, caused to be paid, agreed to pay, or offered, directly or indirectly, in connection with the business of the Company, any bribe, kickback or other similar payment or gift to any supplier or customer in violation of an Anticorruption Law. The Company has not received any notice alleging any such violations or conducted any internal investigation with respect to any actual, potential or alleged violation of Anticorruption Laws.

SECTION 3.11. Economic Sanctions. The Company and its Subsidiaries are not in contravention of and, during the past five (5) years, have not engaged in any conduct sanctionable under U.S. economic sanctions laws, including laws administered and enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, 31 C.F.R. Part V, the Iran Sanctions Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act, the Iran Threat Reduction and Syria Human Rights Act, the Iran Freedom and Counter-Proliferation Act of 2012, and any executive order issued pursuant to any of the foregoing.

SECTION 3.12. Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and, during the past five years, have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no Action by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

SECTION 3.13. Tender Documents. Attached hereto as Exhibit C is a true, accurate and complete form of the Tender Documents, as agreed by the parties thereto as of the execution and delivery of this Agreement.

ARTICLE IV

Representations and Warranties of the Investor

The Investor represents and warrants to the Company:

SECTION 4.01. Organization and Authority. The Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite limited partnership power and authority to carry on its business as presently conducted.

SECTION 4.02. Authorization; Enforceability. The Investor has all requisite corporate, limited liability company or other power and authority to execute and deliver this Agreement and the Investor Rights Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the Investor Rights Agreement by the Investor and the consummation of the Transactions, and compliance with the provisions of this Agreement and the Investor Rights Agreement, by the Investor have been duly authorized by all necessary action on the part of the Investor. This Agreement has been and, as of the Closing Date, the Investor Rights Agreement will be, duly executed and delivered by the Investor and, assuming the due authorization, execution and delivery hereof and thereof by the Company, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject, as to enforceability, to the Bankruptcy and Equity Exception.

SECTION 4.03. No Conflict. The execution and delivery by the Investor of this Agreement and, as of the Closing Date, the Investor Rights Agreement do not and will not, and the consummation of the Transactions and compliance with the provisions of this Agreement and the Investor Rights Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any right or benefit on the part of any third party under, or result in the creation of any Lien upon any of the properties or assets of the Investor under (i) the organizational or governing documents of the Investor or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.04 are obtained prior to the Closing Date and the filings referred to in Section 4.04 are made, (A) any term, condition or provision of any Contract to which the Investor or any of its Affiliates is a party or by which any of its properties or assets are bound and that is material to the business of the Investor and its Affiliates, taken as a whole, (B) any Law that is material to the Investor and its Affiliates, taken as a whole, or (C) any judgment, permit, concession, grant or franchise, in each case, applicable to the Investor or any of its Affiliates or any of its properties or assets, other than, in the case of clause (ii) above, any such conflicts, violations, breaches, defaults, rights, losses or Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the Transactions.

SECTION 4.04. Government Filings. Except for the filing by the Company of the Certificate of Designations with the Secretary of State of the State of

Delaware pursuant to the DGCL, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Entity is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Investor, the performance by the Investor of its obligations hereunder and thereunder and the consummation by the Investor of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, be material to the Investor’s ability to consummate the Transactions.

SECTION 4.05. Purchase for Investment. The Investor acknowledges that the Preferred Shares will not have been registered under the Securities Act or under any state or other applicable securities laws. The Investor (a) acknowledges that it is acquiring the Preferred Shares (and the Conversion Shares) pursuant to an exemption from registration under the Securities Act solely for investment and for the Investor’s own account, not as nominee or agent, and with no present intention or view to distribute any of the Preferred Shares (or the Conversion Shares) to any Person in violation of the Securities Act, (b) will not sell or otherwise dispose of any of the Preferred Shares or the Conversion Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable state securities laws, (c) is knowledgeable, sophisticated and experienced in financial and business matters, has previously invested in securities similar to the Preferred Shares and the Conversion Shares, fully understands the limitations on transfer and the restrictions on sales of such Preferred Shares and Conversion Shares and is able to bear the economic risk of its investment and afford the complete loss of such investment and (d) is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

SECTION 4.06. No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Article III and such representations and warranties set forth in the other Transaction Documents, the Investor hereby acknowledges that neither the Company nor any of its Subsidiaries, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Investor or any of its Representatives or any information developed by the Investor or any of its Representatives.

SECTION 4.07. Arm’s Length Transaction. The Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Transactions. Additionally, without limiting the representations and warranties of the Company in Article III, the Investor (a) is not relying on the Company for any legal, tax, investment, accounting or regulatory advice, (b) has consulted with its own advisors concerning such matters and (c) shall be responsible for making its own independent investigation and appraisal of the Transactions.

SECTION 4.08. Private Placement Consideration. The Investor understands and acknowledges that: (a) its representations and warranties contained herein are being relied upon by the Company as a basis for availing itself of such exemption and other exemptions under the securities Laws of all applicable states and for other purposes, (b) no U.S. state or federal agency has made any finding or determination as to the fairness of the terms of the sale of the Preferred Shares or any recommendation or endorsement thereof and (c) the Preferred Shares are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under applicable securities Laws such Preferred Shares (and the Conversion Shares) may be resold without registration under the Securities Act only in certain limited circumstances.

SECTION 4.09. No Broker. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s, finder’s, financial advisor’s or any other commission or similar fee, or the reimbursement of expenses in connection therewith, in connection with any of the Transactions based upon arrangements made by, or on behalf of, the Investor or any of its Affiliates or any of their respective officers, directors, employees or agents.

SECTION 4.10. Financial Capability. The Investor currently has capital commitments sufficient to, and on each Closing Date will have available funds necessary to, consummate each Closing on the terms and conditions contemplated by this Agreement.

ARTICLE V

Additional Agreements

SECTION 5.01. Conduct of the Business. (a) Except as otherwise contemplated by this Agreement or the other Transaction Documents, as required by applicable Law, from the date hereof to the Closing, unless the Investor otherwise consents thereto in writing (such consent not to be unreasonably withheld), the Company and its Subsidiaries shall conduct their respective businesses in all material respects in the ordinary course of business consistent with past practice and shall use commercially reasonable efforts consistent with past practice to preserve the relationships of the Company and its Subsidiaries with their respective material customers, material suppliers, employees, consultants, contractors and others having material relationships with the Company and such Subsidiaries and maintain the business operations, organization and goodwill of the Company.

(b) Without limiting the generality of Section 5.01(a), except as otherwise expressly required by this Agreement, or, solely with respect to clause (v) below, as required by applicable Law, from the date hereof to the

Closing, unless the Investor otherwise consents thereto in writing, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly:

(i) establish a record date for, declare, set aside for payment or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company, other than the Company’s regular quarterly cash dividend on the Common Stock of up to $0.18 per share of Common Stock per quarter with record and payment dates consistent with the quarterly record and payment dates in 2016;

(ii) redeem, repurchase or otherwise acquire any of the Company’s capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests of the Company or any of its Subsidiaries, other than repurchases of capital stock in the ordinary course of business pursuant to any Company Plan (or agreement thereunder) in effect as of the date hereof;

(iii) amend the Company Charter Documents (other than filing the Certificate of Designations as provided hereunder), the committee charter of the Compensation Committee of the Board or any corporate governance policy of the Company pertaining to members of the Board, in each case in a manner that would affect the Investor in an adverse manner as a holder of the Preferred Shares;

(iv) authorize, issue, split, combine, subdivide or reclassify any capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, or other equity or voting interests of the Company other than (A) the authorization and issuance of the Preferred Shares in accordance with this Agreement and the Certificate of Designations and any Conversion Shares and (B) issuances of capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, of the Company in the ordinary course of business pursuant to any Company Plan (or agreement thereunder) in effect as of the date hereof;

(v) change any of the methods of accounting, accounting practices or policies in any material respect of the Company or any of its Subsidiaries, other than such changes as required by GAAP or a Governmental Entity;

(vi) merge or consolidate the Company or any of its Subsidiaries with any Person;

(vii) (A) file, or consent by answer or otherwise to the filing against the Company or any of its Subsidiaries of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency, reorganization, moratorium or other similar Law of any jurisdiction, (B) make an assignment for the benefit of the creditors of the Company or any of its Subsidiaries, (C) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any of its Subsidiaries or with respect to any substantial part of its or their property, (D) dissolve, liquidate or wind up the Company or (E) take any corporate action for the purpose of any of the foregoing;

(viii) (A) acquire, in a single transaction or a series of related transactions, any business or Person, by merger or consolidation, purchase of assets, properties, claims or rights or equity interests, or by any other manner, for an aggregate purchase price (when taken together with all such acquisitions) in excess of $100 million, other than the acquisition of the Target;

(ix) take any action that causes, or would reasonably be expected to cause, the Common Stock to cease to be eligible for listing on NYSE; or

(x) agree, authorize, resolve or recommend, whether in writing or otherwise, to do, or take any action reasonably likely to lead to or result in, any of the foregoing.

SECTION 5.02. Public Announcements. The Company and the Investor agree that the initial public announcement by the parties or any of their Affiliates of the execution and delivery of this Agreement and the transactions contemplated hereby shall be in such form or forms as shall be mutually agreed by the Company and the Investor. Subject to each party’s disclosure obligations imposed by Law or the rules of any stock exchange upon which its securities are listed or any similar organization (in which case the party required to make the communication, release or announcement shall allow the other party reasonable time to comment thereon in advance of such release or public disclosure), neither the Company nor the Investor will make (a) any public news release or other public disclosure or (b) any other written widespread communication or general disclosure to any employees, suppliers, consultants, contractors or other persons with whom such party has material relationships, in each case with respect to the Transaction Documents or the transactions contemplated thereby, without receiving the other’s consent (which consent shall not be unreasonably withheld) to such communication or the communication plan with respect thereto. Notwithstanding the foregoing, the Investor and its Affiliates shall be entitled to communicate in the ordinary course and in a non-public manner with their respective investors and financing sources relating to the Transaction Documents and the transactions contemplated thereby, in each case subject to customary confidentiality obligations between the Investor and such other Persons.

SECTION 5.03. Access to Information; Confidentiality Agreement. Subject to applicable Law and any confidentiality arrangements in favor of any third party, from the date hereof until the Closing, the Company shall, and shall cause each of its Subsidiaries to, afford the Investor and its Representatives reasonable access upon reasonable advance request by the Investor and during normal business hours during the period prior to the earlier of the Closing and the termination of this Agreement to (i) all their respective properties, assets, books, records, agreements, permits, documents, information, officers and employees (in each case, excluding, without limiting the foregoing, information and materials protected by any attorney-client or other similar doctrine or privilege or by data privacy Laws) and (ii) such additional financial and operating data and other information regarding the Company (or copies thereof) as the Investor may from time to time reasonably request; provided that (x) such access shall not unreasonably disrupt the operations of the Company or its Subsidiaries and (y) the Company shall not be required to disclose any privileged information of the Company.

SECTION 5.04. Reasonable Best Efforts.

(a) Subject to the terms and conditions set forth in this Agreement, each of the Company and the Investor shall, and shall cause its Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to ensure that the conditions set forth in Article VI are satisfied, and to consummate the Transactions as promptly as practicable, including, using reasonable best efforts to contest (i) any Action brought, or threatened to be brought, by any Governmental Entity seeking to enjoin, restrain, prevent, prohibit or make illegal the consummation of any of the Transactions or to impose any terms or conditions in connection with the Transactions and (ii) any judgment that enjoins, restrains, prevents, prohibits or makes illegal the consummation of any of the Transactions or imposes any terms or conditions in connection with the Transactions. Each party hereto shall execute and deliver after the Closing such further certificates, agreements and other documents and take such other actions as the other party or parties may reasonably request to consummate or implement the Transactions or to evidence such events or matters.

SECTION 5.05. Corporate Action. At any time that any Preferred Shares are outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all of the Preferred Shares then outstanding.

SECTION 5.06. Adjustment of Conversion Price or Conversion Shares. If any occurrence since the date of this Agreement until the Closing Date would have resulted in an adjustment to the Conversion Price or the number of Conversion Shares (each as defined in the Certificate of Designations) pursuant to the Certificate of Designations if the Preferred Shares had been issued and outstanding since the date of this Agreement, the Company shall adjust the Conversion Price or the number of Conversion Shares, effective as of the Closing, in the same manner as would have been required by the Certificate of Designations if the Preferred Shares had been issued and outstanding since the date of this Agreement.

SECTION 5.07. NYSE Listing of Shares. To the extent the Company has not done so prior to the date of this Agreement, the Company shall promptly apply to cause the Conversion Shares to be approved for listing on NYSE, subject to official notice of issuance. At or prior to the Closing, the Company shall take all lawful action within its control to cause shares of Common Stock issuable upon conversion of the Preferred Shares at the Conversion Price (as defined in the Certificate of Designations) specified in the Certificate of Designations (after giving effect to any adjustment thereto in accordance with Section 5.06 hereof) to have been approved for listing on NYSE, subject to official notice of issuance.

SECTION 5.08. Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Preferred Shares (a) to fund the consummation of the Offer and (b) to pay any costs, fees and expenses incurred by it in connection with the Transactions.

SECTION 5.09. Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided that the Company shall, at the earliest of (i) the Closing and (ii) 11:59 p.m., New York City time, September 30, 2017 (the “Outside Date”); (including in the event that Closing shall not have occurred, including as a result of the termination of this Agreement), reimburse the Investor for its and its Affiliates’ reasonable and documented out-of-pocket third-party costs and expenses incurred in connection with the Transactions (including travel expenses and the fees and expenses of consultants, legal counsel, accountants and financial advisors in connection therewith); provided further that the maximum amount of such costs and expenses to be reimbursed by the Company shall not exceed $500,000 in the aggregate.

SECTION 5.10. Investor Rights Agreement; Board Composition.

(a) At the Closing, the Company and the Investor shall enter into, execute and deliver to each other the Investor Rights Agreement.

(b) At the Closing, the Company shall take all actions reasonably necessary to implement the provisions of Section 1(a)(ii) of the Investor Rights Agreement and to cause the Board, effective as of the Closing, to be composed as set forth therein.

SECTION 5.11. Anti-takeover Laws. The Company shall ensure that the Transactions shall not have the effect of causing Section 203 of the DGCL any relevant corporate takeover statute or other similar statute or Laws to be applicable to the Transactions and, to the extent there is such a statute, to take all actions required to exempt the Transactions from such statutes or Laws.

SECTION 5.12. Notification of Certain Matters. Notwithstanding anything else herein to the contrary, the Company and Investor shall give prompt written notice to the other of (a) any notice or other communication from any Person alleging that any consent, waiver or approval from, or notification requirement to, such Person is or may be required in connection with the Transactions and (b) all effects, changes, events and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Company in this Agreement that would, if occurring or continuing on the Closing Date, cause any of the conditions set forth in Article VI not to be satisfied.

SECTION 5.13. Debt Financing. At or prior to the Closing, the Company shall consummate the Debt Financing and the funding thereof in accordance with the terms thereof and of the Credit Agreement.

SECTION 5.14. Tax Treatment. Absent a change in Law or a contrary determination (as defined in Section 1313(a) of the Code), unless otherwise required by applicable Law (as reasonably determined by a party hereto), the parties (a) agree not to treat the Preferred Shares (based on their terms as set forth in the Certificate of Designations, as in effect on the date hereof) as “preferred stock” within the meaning of Section 305 of the Code or as described in Treasury Regulation Section 1.305-5 (each as in effect on the date hereof) for United States federal income tax and withholding tax purposes and (ii) shall not take any position for such tax purposes inconsistent with such treatment.

ARTICLE VI

Effectiveness and Conditions to Closing

SECTION 6.01. Effectiveness. This Agreement will be effective and enforceable in accordance with its terms upon receipt by the parties of an executed counterpart of this Agreement by each party hereto and the satisfaction of each of the following conditions (the “Effective Date”):

(a) the Investor’s receipt of the following, each of which shall be originals, facsimiles or copies in .pdf format (followed promptly by originals):

(i)	a certificate of good standing with respect to the Company from the Secretary of State of the State of Delaware; and

(ii)	a certificate of an authorized officer of the Company certifying that the condition set forth in Section 6.01(b) has been satisfied; and

(b) the representations and warranties of the Company set forth in Article III hereof shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) as of the Effective Date (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall so be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 6.02. Conditions to the Obligations of the Company and the Investor. The obligations of the Company and the Investor to effect the Transactions are subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) all conditions in Section 6.01 shall have been satisfied; and

(b) the Tender Effectiveness shall have occurred.

ARTICLE VII

Termination; Survival

SECTION 7.01. Termination. In the event that (i) the Closing does not occur on or before the Outside Date or (ii) the Tender Letter of Credit has been terminated (for reasons other the the Tender Effectiveness and the funding of the commitments under the Senior Facilities and the Senior Bridge Facilities (or the issuance of any Senior Notes in lieu thereof)), then this Agreement and each party’s obligations hereunder shall automatically terminate unless the Investor shall, in its discretion, agree in writing to an extension.

SECTION 7.02. Effects of Termination. In the event of the termination of this Agreement as provided for in Section 7.01, this Agreement shall forthwith become wholly void and of no further force and effect without any liability or obligation on the part of the Company or the Investor, except that the Confidentiality Agreement and the provisions of Section 5.09, this Section 7.02 and Article VIII (other than Section 8.04) shall survive any termination of this Agreement; provided further that the termination of this Agreement shall not relieve any party hereto from any liability for any intentional breach by a party of the terms and provisions of this Agreement.

SECTION 7.03. Survival. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. The representations and warranties made herein shall survive for twelve (12) months following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement; and provided further that all representations and warranties contained in this Agreement shall survive until the resolution of a pending claim in the event a claim surrounding such representation or warranty has been brought before the expiry thereto pursuant to this provision. For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires.

SECTION 7.04. Limitation on Damages. Notwithstanding any other provision of this Agreement, except in the case of fraud or intentional and willful breach, no party shall have any liability to the other in excess of the Purchase Price, and no party shall be liable for any speculative, special or punitive damages with respect to this Agreement.

SECTION 7.05. Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Company, and, subject only to the specific contractual provisions hereof, no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by facsimile sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, by facsimile (which is confirmed), or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses or facsimiles (or at such other address or facsimile for a party as shall be specified by like notice):

(a) If to the Company:

Superior Industries International, Inc.

26600 Telegraph Road, Suite 400

Southfield, Michigan 48033

Attn: Kerry A. Shiba

Fax: (248) 352-6989

Email: kshiba@supind.com

with a copy to (which copy alone shall not constitute notice):

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601-9703

Attn: Bruce A. Toth, Esq.

Fax: (312) 558-5700

Email: btoth@winston.com

(b) If to the Investor:

301 Commerce Street

Suite 3300

Fort Worth, TX 76102

Attention:        Office of General Counsel

                c/o Mark Robilotti

Facsimile:       (817) 871-4001

with a copy to (which copy alone shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:        Richard Aftanas

Facsimile:       (212) 446-4900

SECTION 8.02. Amendments, Waivers, etc. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the party against whom such amendment or waiver shall be enforced. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

SECTION 8.03. Counterparts and Facsimile. This Agreement may be executed in two or more identical counterparts (including by facsimile or electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and, subject to Section 6.01, shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by facsimile, electronic transmission or otherwise) to the other party.

SECTION 8.04. Further Assurances. Each party hereto shall execute and deliver after the Closing such further certificates, agreements and other documents and take such other actions as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and to consummate or implement the Transactions.

SECTION 8.05. Governing Law; Specific Enforcement; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

(b) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, in each case without proof of damages or otherwise (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

(c) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware), for the purposes of any Action or other proceeding arising out of this Agreement and the rights and obligations arising hereunder, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action or proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action or proceeding has been brought in an inconvenient forum. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.01 shall be effective service of process for any such Action or proceeding.

(d) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, CLAIM OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, CLAIM OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT

AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.05(d).

SECTION 8.06. Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”. The words “made available to the Investor” and words of similar import refer to documents delivered in person or electronically to the Investor prior to the date hereof. All references to “$” mean the lawful currency of the United States of America. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its successors and permitted assigns. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

SECTION 8.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

SECTION 8.08. No Third-Party Beneficiaries. Except as provided in Section 7.05 or Section 5.03(c), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and such permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, whether as third party beneficiary or otherwise.

SECTION 8.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that the Investors may assign their respective rights under this Agreement and the Related Agreements, in whole or in part, to any of their respective Affiliates without the prior written consent of the Company; provided that such Investor will remain liable for all of its obligations under this Agreement; provided further that the Company may grant a security interest in all of its right, title and interest in and to this Agreement in favor of the Tender Issuing Bank pursuant to the Reimbursement Agreement as collateral security for its obligations thereunder.

SECTION 8.10. Acknowledgment of Securities Laws. The Investor hereby acknowledges that it is aware, and that it will advise its Affiliates and Representatives who are provided material non-public information concerning the Company or its securities, that the United States securities Laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

SECTION 8.11. Entire Agreement. This Agreement (including the Exhibits hereto), together with the other Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof and thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By
Name:
Title:

[Signature page to Investment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

INVESTOR: [ ]

By
Name:
Title:

[Signature page to Investment Agreement]

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES A PERPETUAL CONVERTIBLE PREFERRED STOCK

AND

SERIES B PERPETUAL CONVERTIBLE PREFERRED STOCK

OF

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Superior Industries International, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation by Article Four of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the following resolutions were adopted on [●], 2017 by the Board of Directors of the Corporation (the “Board”) pursuant to Section 151 of the Delaware General Corporation Law:

“RESOLVED that, pursuant to authority vested in the Board of Directors of the Corporation by Article Four of the Certificate of Incorporation, out of the total authorized number of 1,000,000 shares of preferred stock, par value $0.01 per share, there shall be designated a series of [●] shares which shall be issued in and constitute a single series to be known as the Series A Perpetual Convertible Preferred Stock (the “Series A Preferred Stock” and a series of [●] shares which shall be issued in and constitute a single series to be known as the Series B Perpetual Convertible Preferred Stock (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”). The shares of Preferred Stock shall have the voting powers, designations, preferences and other special rights, and the qualifications, limitations and restrictions thereof, set forth below:

1.    Certain Definitions.

As used in this Certificate of Designations, Preferences and Rights of Series A Perpetual Convertible Preferred Stock and Series B Perpetual Convertible Preferred Stock of Superior Industries International, Inc. (the “Certification of Designations”), the following terms shall have the respective meanings set forth below:

“Affiliate”, means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided that the Corporation and its subsidiaries shall not be deemed to be Affiliates of any Holder or any of their Affiliates. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Approved Stock Plan” means any employee benefit plan, equity incentive plan or other issuance, employment agreement or option grant or similar agreement which has been approved by the Board, pursuant to which the Corporation’s securities may be issued to any employee, consultant, officer or director for services provided to the Corporation. For the avoidance of doubt, Approved Stock Plan shall include all shares reserved for issuance pursuant to such Approved Stock Plan, and any increases to such share reserve that occur automatically or by stockholder approval on or after the Closing Date.

“Bloomberg” means Bloomberg Financial Markets and its successors.

“Board” means the board of directors of the Corporation.

“Business Day” means any day except a Saturday, a Sunday or other day on which the U.S. Securities and Exchange Commission or banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Closing Date” means the date of the initial closing of the purchase and sale of Preferred Stock pursuant to Section [2.02] of the Investment Agreement.

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of shares of Common Stock on the New York Stock Exchange on such date. If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Market Group, Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Corporation for such purpose.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation, including the stock into which the Preferred Stock is convertible, and any securities into which the Common Stock may be reclassified.

“Common Stock Equivalents” means any securities of the Corporation or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” means $28.162, subject to adjustment as provided herein.

“Conversion Rate” means, as of any date, the rate determined by dividing the Stated Value by the Conversion Price in effect on such date.

“Conversion Shares” means the shares of Common Stock into which the Preferred Stock is convertible.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Current Market Price” means, for each share of Common Stock as of any applicable record date for any issuance, distribution, dividend or other action, the arithmetic average of the VWAP per share of Common Stock for each of the thirty (30) consecutive full Trading Days ending on the Trading Day before the record date with respect to such issuance, distribution, dividend or other action, as the case may be, appropriately adjusted to take into account the occurrence during such period of any event described in Section 9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Excluded Securities” means: (i) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation pursuant to an Approved Stock Plan in existence on the date immediately preceding the Closing Date, (ii) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities that were issued and outstanding on the date immediately preceding the Closing Date, provided such securities are not amended after the Closing Date to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (iii) securities issued pursuant to the Investment Agreement and securities issued upon the exercise or conversion of those securities or in respect of any dividends on such securities and (iv) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Certificate of Designations).

“Fair Market Value” means: (i) with respect to any asset constituting cash or cash equivalents, the amount of such cash or cash equivalents, and (ii) with respect to any security or other property (other than cash or cash equivalents), the fair market value of such security or other property, as determined by board of directors of the Corporation or an authorized committee thereof, in each case acting in good faith, (x) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $10,000,000, or (y) after receipt of a valuation opinion from an Independent Financial Advisor in all other cases.

“Holder” or “Holders” means the holder or holders of the Preferred Stock.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is not an Affiliate of the Corporation and is reasonably acceptable to the Required Holders.

“Investment Agreement” means that certain investment agreement, dated on or about March [22], 2017, by and among the Corporation and the investor party thereto.

“Investor Rights Agreement” means that certain investor rights agreement, dated on or about [●], 2017, by and among the Corporation and the investor(s) party thereto.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than Parity Stock or those securities which are explicitly senior to the Preferred Stock in dividend rights or liquidation preference.

“Liquidation Preference” means an amount per share equal to the greater of (i) the Stated Value plus any accrued and unpaid dividends and (ii) such amount as would have been payable had all shares of Preferred Stock been converted into Common Stock immediately prior to a Liquidation.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of the day prior to the public announcement of the applicable Option for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of (a) 100% and (b) the 100-day volatility obtained from the “HVT” function on Bloomberg as of the day immediately following the public announcement of the issuance of the applicable Option, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price of the Common Stock on any Trading Day during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on the day of the public announcement of such issuance and (iv) a 360-day annualization factor.

“Parity Stock” means any class or series of Capital Stock hereafter authorized that expressly ranks on a parity basis with the Preferred Stock as to dividend rights, rights of redemption and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. “Parity Stock” shall include the Series B Preferred Stock and any rights, options or warrants exercisable or exchangeable for or convertible into Parity Stock.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, an association, joint stock company, an estate, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Principal Market” means the New York Stock Exchange.

“Redemption Right Event” means the occurrence of any of the following events: (i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Stock representing more than 50% of the voting securities of the Corporation or the Corporation otherwise becomes aware of such ownership; (ii) the consummation of (a) any recapitalization, reclassification or change of the Common Stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of Common Stock) as a result of which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, cash, stock, other securities, other property or assets or (b) any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into, or exchanged for, or represent solely the right to receive, cash, stock, other securities, other property or assets; (iii) the Corporation sells all or substantially all of its assets; (iv) the stockholders of the Corporation approve or the Corporation otherwise adopts any plan or proposal for the liquidation, dissolution or winding-up of the Corporation; or (v) the Common Stock ceases to be listed on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or another U.S. national securities exchange.

“Redemption Value” means a price per share of Preferred Stock equal to (a) for any redemption occurring prior to [●]1, the product of the Stated Value and 1.75 and (b) for any redemption occurring on or after [●]2, the greater of (x) the product of the Stated Value and 2.00 and (y) an amount equal to the number of shares of Common Stock such share of Preferred Stock is convertible into at the time of such redemption multiplied by the Current Market Price.

“Required Holders” means, as of any date, the holders of at least a majority of the Preferred Stock outstanding as of such date.

“Stated Value” means $1,000.00 per share, plus the sum of any Preferred Dividends paid in the form of an increase in the Stated Value of such share, plus the sum of all accumulated and unpaid Preferred Dividends and Participating Dividends.

“Stockholder Approval” means all approvals, if any, of the stockholders of the Corporation required for the removal of the Conversion Cap in compliance with the Rule 312.03 of the New York Stock Exchange Listed Company Manual or any successor rule.

“Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

[1]	NTD: To be 18 month anniversary of issuance.
[2]	NTD: To be 18 month anniversary of issuance.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) page “[●]” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained by the Corporation for such purpose).

2.    Dividends.

(a)    From and after the Closing Date, each Holder of Preferred Stock, in preference and priority to the holders of all other classes or series of stock, shall be entitled to receive, with respect to each share, or fraction of a share, of Preferred Stock then outstanding and held by such Holder, dividends accruing on a daily basis, commencing from the date of issuance of such share of Preferred Stock, at the rate of nine percent (9%) per annum of the Stated Value per whole share (or proportion thereof with respect to fractional shares) of such series of Preferred Stock (plus any accrued and unpaid dividends) (the “Preferred Dividends”); provided that each Holder of Series B Preferred Stock, in preference and priority to the holders of all other classes or series of stock, shall be entitled to receive, with respect to each share, or fraction of a share, of Series B Preferred Stock then outstanding and held by such Holder, dividends accruing on a daily basis, commencing from the date of issuance of such share of Series B Preferred Stock, at the rate of eleven percent (11%) per annum if Stockholder Approval is not obtained on or prior to the date that is 120 days after the Closing Date. The Preferred Dividends shall be cumulative, whether or not earned or declared, shall compound quarterly and shall be paid quarterly in arrears on the last day of March, June, September and December in each year, commencing [●], 2017. For the avoidance of doubt, dividends shall accrue daily on the Stated Value of each share of Preferred Stock as such Stated Value is increased by any payment of Preferred Dividends pursuant to the immediately succeeding sentence. The Preferred Dividends shall be paid, at the option of the Corporation, in the form of cash or an increase in the Stated Value of the Preferred Stock, or any combination thereof.

(b)    In the event that the Corporation shall at any time pay a dividend on or make a distribution in respect of the Common Stock in cash or any other class or series of capital stock of the Corporation, the Corporation shall, at the same time and on the same terms, pay or distribute to each Holder a dividend (or distribution) equal to the dividend that would have been payable to such Holder if the shares, or fraction of a share, of Preferred Stock held by such Holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividend or distribution (the “Participating Dividends”).

(c)    Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accumulated with respect to the Preferred Stock, such payment shall be distributed pro rata among the Holders entitled thereto based upon the Stated Value on all shares of Preferred Stock held by each such Holder.

3.    Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), after the satisfaction in full of the debts of the Corporation, the Holders of the Preferred Stock shall receive from the net assets of the Corporation, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full, the greater of (a) the Liquidation Preference multiplied by the number of shares of Preferred Stock held by such Holders and (b) the per share amount of all cash, securities and other property (such securities or other property having a value equal to its fair market value as reasonably determined by the Board) that would be distributed in respect of the Common Stock such Holder would have received had it converted such Preferred Stock immediately prior to the date fixed for such Liquidation. The Corporation shall mail written notice of any such Liquidation not less than 45 days prior to the payment date stated therein, to each Holder. For the avoidance of doubt, subsections (i), (ii), (iii) and (v) of the definition of Redemption Right Event shall not be deemed a Liquidation.

4.    Right of the Holders to Convert.

(a)    At any time from and after the Closing Date, each Holder shall have the right, at such Holder’s option, subject to the conversion procedures set forth in Section 8(a), to convert each share of such Holder’s Preferred Stock at any time into that number of shares of Common Stock (or, in the case of Series B Preferred Stock, into that number of shares of Series A Preferred Stock and then converted into that number of shares of Common Stock) determined by dividing (i) the sum of (x) the Stated Value of such share of Preferred Stock and (y) any accrued and unpaid dividends by (ii) the Conversion Price. The right of conversion may be exercised as to all or any portion of such Holder’s Preferred Stock from time to time; provided that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than [1,000] shares of Preferred Stock (unless such conversion relates to all shares of Preferred Stock held by such Holder). Notwithstanding anything herein to the contrary, prior to the receipt of any applicable Stockholder Approval, the Preferred Stock shall not, under any circumstances, be convertible into more than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Closing Date (subject to proportionate adjustment as described herein) in connection with such conversion (such limitation, the “Conversion Cap”).

(b)    Any shares of Common Stock issued upon conversion of Preferred Stock (i) shall be duly authorized, validly issued, fully paid and nonassessable, (ii) shall rank pari passu with the other shares of Common Stock outstanding from time to time and (iii) shall be approved for listing on the New York Stock Exchange if shares of Common Stock generally are so listed (or another U.S. national securities exchange on which the Common Stock is then listed).

5.    Mandatory Conversion by the Corporation.

(a)    The Corporation shall have the right, at its option, to cause all, but not less than all, of the outstanding shares of the Preferred Stock to be converted into consideration equal to the consideration the Holder would have received upon a conversion effected pursuant to

Section 4 if, for the period of 30 consecutive Trading Days ending on the Trading Day preceding the date on which the Corporation sends a Notice of Mandatory Conversion, the VWAP of the Common Stock exceeds a 200% premium of the Conversion Price of the Preferred Stock (collectively, a “Mandatory Conversion”).

(b)    In order to effect a Mandatory Conversion, the Corporation shall send, by overnight courier, to the Holders as they appear in the records of the Corporation a notice of such conversion (such notice, a “Notice of Mandatory Conversion”). The Conversion Date for such Mandatory Conversion shall be a date selected by the Corporation and shall be no less than ten (10) Business Days and no greater than twenty (20) Business Days after the date on which the Corporation provides such Notice of Mandatory Conversion. In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:

(i)    the Conversion Date for the Mandatory Conversion; and

(ii)    the Conversion Price as in effect on the date of the Notice of Mandatory Conversion and the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock.

(c)    Any shares of Common Stock issued upon conversion of Preferred Stock (i) shall be duly authorized, validly issued, fully paid and nonassessable, (ii) shall rank pari passu with the other shares of Common Stock outstanding from time to time and (iii) shall be approved for listing on the New York Stock Exchange if shares of Common Stock generally are so listed (or another U.S. national securities exchange on which the Common Stock is then listed).

(d)    Subject to and in accordance with the provisions of this Section 5, immediately following receipt of the Stockholder Approval (the date thereof, the “Automatic Conversion Date”), each share of Series B Preferred Stock or corresponding fraction thereof will automatically convert into one share of Series A Preferred Stock or corresponding fraction thereof (the “Automatic Conversion”).

(e)    The Corporation shall notify the Holders of Series B Preferred Stock of the Automatic Conversion promptly following the Automatic Conversion Date, but in no event more than two Business Days thereafter, by delivery of written notice to such Holders and shall update the Register, effective as of the Automatic Conversion Date, to reflect the shares of Series A Preferred Stock held by such Holders as a result of the Automatic Conversion and shall, as promptly as practicable, but in no event more than two Business Days thereafter, issue and deliver or cause to be issued and delivered to each such Holder one or more certificates representing the number of validly issued, fully paid and non-assessable shares of Series A Preferred Stock to which such Holder shall be entitled.

6.    Redemption at Option of the Corporation. The Corporation may, at its option, redeem, in whole at any time all shares of Preferred Stock at the time outstanding, by delivery of written notice to each Holder (the “Corporation Redemption Notice”) at least thirty (30) days prior to the proposed date of redemption (the “Corporation Redemption Date”) set forth in the Corporation Redemption Notice, at a redemption price to paid in cash for each share of Preferred Stock redeemed equal to the then applicable Redemption Value.

7.    Redemption at Option of Holder.

(a)    Upon the occurrence of any Redemption Right Event or on or after [●]3, any Holder may, upon notice to the Corporation, require that the Corporation redeem all or part of the shares of Preferred Stock at the time held by such Holder, by delivery of written notice to the Corporation (the “Redemption Request”) at least thirty (30) days prior to the proposed date of redemption (the “Redemption Date”) set forth in the Redemption Request, at a redemption price to paid in cash for each share of Preferred Stock redeemed equal to the then applicable Redemption Value.

(b)    Promptly following receipt of a Redemption Request under Section 7(a) and no later than twenty (20) days prior to a Redemption Date contemplated thereby, the Corporation shall mail a notice of optional redemption by first-class mail, postage prepaid to each Holder (other than the Holder(s) who submitted the applicable Redemption Request), which notice shall state the applicable Redemption Date and the applicable Redemption Value. Any Holder may then, in its sole discretion, exercise its redemption right (without waiver of any other redemption rights herein) with respect to all or any portion of the shares of Preferred Stock (the “Redemption Securities”) beneficially owned by such Holder by delivery to the Corporation of a written notice no less than five (5) days prior to the applicable Redemption Date stating (x) that such Holder is exercising the right of redemption described herein and (y) the number of shares of the Redemption Securities with respect to which such Holder is exercising its redemption right.

(c)    Upon a Redemption pursuant to Section 6 or this Section 7, the Corporation shall pay the applicable Redemption Value in cash on the later of (i) the Corporation Redemption Date or Redemption Date, as applicable and (ii) upon the receipt of surrender of the certificates, if any, representing the shares of Preferred Stock to be redeemed (properly endorsed or assigned for transfer, if the Corporation shall so reasonably require, and letters of transmittal and instructions therefor on reasonable terms as are included in the notice sent by the Corporation); provided that if such certificates are lost, stolen or destroyed, the Corporation may require the applicable Holder to execute an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith, prior to paying such Redemption Value.

(d)    Shares of Preferred Stock to be redeemed on the Corporation Redemption Date or Redemption Date, as the case may be, will from and after the Corporation Redemption Date or Redemption Date, no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of shares of Preferred Stock (except the right to receive from the Corporation the applicable Redemption Value) shall cease and terminate with respect to such shares; provided that in the event that a share of Preferred Stock is not redeemed due to a default in payment by the Corporation or because the Corporation is

[3]	NTD: To be date that is 91st day following the maturity date for the acquisition financing otherwise unable to pay the applicable Redemption Value in cash in full, such share of Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights as provided herein.

(e)    Any redemption of shares of Preferred Stock pursuant to Section 6 or Section 7 (such redemption, the “Redemption”) shall be payable out of any cash legally available therefor. At the time of the Redemption, the Corporation shall take all actions required or permitted under Delaware law to permit the Redemption and to make funds legally available for such Redemption. To the extent that the Corporation has insufficient funds to redeem all of the shares of Preferred Stock upon the Redemption, the Corporation shall use available funds to redeem a pro rata portion of such shares of Preferred Stock, to the extent permissible under Delaware law.

8.    Conversion Procedures and Effect of Conversion.

(a)    Conversion Procedure. A Holder must do each of the following in order to convert shares of Preferred Stock pursuant to this Section 8(a): (i) in the case of a conversion pursuant to Section 4(a), complete and manually sign the conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”) (which Conversion Notice may be conditioned on the completion of a Redemption Right Event or other corporate transaction as specified in such Conversion Notice), and deliver such notice to the Corporation; (ii) deliver to the Corporation the certificate or certificates (if any) representing the shares of Preferred Stock to be converted; (iii) if required, furnish appropriate endorsements and transfer documents; and (iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Corporation pursuant to Section 14. The foregoing clauses (ii), (iii) and (iv) shall be the only conditions applicable to the Holders in respect of the issuance of shares of Common Stock to the Holders in the event of a Mandatory Conversion pursuant to Section 5.

The “Conversion Date” means (A) with respect to conversion of any shares of Preferred Stock at the option of any Holder pursuant to Section 4(a), the date on which such Holder complies with the procedures in this Section 8(a), (B) with respect to a Mandatory Conversion pursuant to Section 5(a), the Mandatory Conversion Date and (C) with respect to an Automatic Conversion pursuant to Section 5(d), the Automatic Conversion Date.

(b)    Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Preferred Stock, Preferred Dividends and Participatory Dividends thereon shall no longer accrue or be declared on any such shares of Preferred Stock, and on conversion, such shares of Preferred Stock shall cease to be outstanding.

(c)    Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Common Stock or Series A Preferred Stock, as applicable, issuable upon conversion of Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock or Series A Preferred Stock, as applicable, as of the close of business on such Conversion Date. As promptly as practicable on or after the Conversion Date and compliance by the applicable Holder with the relevant procedures contained in Section 8(a) (and in any event no later than three (3) Trading Days thereafter), the Corporation shall issue the number of whole shares of Common Stock or

Series A Preferred Stock, as applicable, issuable upon conversion. Such delivery of shares of Common Stock or Series A Preferred Stock, as applicable, shall be made, at the option of the Corporation, in certificated form or by book-entry. Any such certificate or certificates shall be delivered by the Corporation to the appropriate Holder on a book-entry basis or by mailing certificates evidencing the shares to the Holders at their respective addresses as set forth in the Conversion Notice (in the case of a conversion pursuant to Section 4(a)) or in the records of the Corporation (in the case of a Mandatory Conversion or Automatic Conversion). In the event that a Holder shall not by written notice designate the name in which shares of Common Stock or Series A Preferred Stock, as applicable, to be delivered upon conversion of shares of Preferred Stock should be registered, or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares in the name of the Holder and in the manner shown on the records of the Corporation.

(d)    No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock into Common Stock. In the event a fractional share of Common Stock would be issued on conversion, the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share.

9.    Adjustment of Conversion Price. The Conversion Price and the number of Conversion Shares shall be adjusted from time to time as follows:

(a)    If and whenever on or after the Closing Date, the Corporation issues or sells, or in accordance with this Section 9 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation, but excluding shares of Common Stock deemed to have been issued by the Corporation in connection with any Excluded Securities (the “Additional Shares”) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to a price determined as follows:

Adjusted Conversion Price	=	(A × B) + D
A+C

where

“A” equals the number of shares of Common Stock outstanding, including the Additional Shares deemed to be issued hereunder, immediately preceding the Dilutive Issuance;

“B” equals the Conversion Price in effect immediately preceding such Dilutive Issuance;

“C” equals the number of Additional Shares issued or deemed issued hereunder as a result of the Dilutive Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Corporation upon such Dilutive Issuance.

For purposes of determining the adjusted Conversion Price under this Section 9(a), the following shall be applicable:

(i)    Issuance of Options. If the Corporation in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 9(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price or number of Conversion Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)    Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 9(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price or number of Conversion Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Preferred Stock has been or is to be made pursuant to other provisions of this Section 9(a), no further adjustment of the Conversion Price or number of Conversion Shares shall be made by reason of such issue or sale.

(iii)    Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price and the number of Conversion Shares in effect at the time of such increase or decrease shall be adjusted to the Conversion Price and the number of Conversion Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 9(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Closing Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 9(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect or a decrease in the number of Conversion Shares.

(iv)    Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction, (A) the Options will be deemed to have been issued for the Option Value of such Options and (B) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (x) the aggregate consideration received by the Corporation less any consideration paid or payable by the Corporation pursuant to the terms of such other securities of the Corporation, less (y) the Option Value. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Corporation therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Closing Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Corporation and the Required Holders of the applicable series of Preferred Stock.

If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Required Holders of the applicable series of Preferred Stock. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

(v)    Record Date. If the Corporation takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vi)    Successive Adjustments. After an adjustment to the Conversion Price under this Section 9, any subsequent event requiring an adjustment under this Section 9 shall cause an adjustment to each such Conversion Price as so adjusted.

(b)    If the Corporation at any time on or after the Closing Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Conversion Shares will be proportionately increased. If the Corporation at any time on or after the Closing Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased. Any adjustment under this Section 9(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)    If and whenever on or after the Closing Date, the Corporation shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock (other than cash in lieu of fractional shares), cash, shares of any class of capital stock, evidences of its indebtedness, assets, other property or securities, but excluding (A) dividends or distributions referred to in Section 9(a) above (any of such shares of capital stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case, the Conversion Price shall be adjusted based on the following formula:

Adjusted Conversion Price = B × [(C - FMV) / C]

where

“B” equals the Conversion Price in effect immediately preceding the dividend or distribution of such Distributed Property;

“C” equal the Current Market Price as of the record date for such dividend or distribution; and

“FMV” equals the Fair Market Value of the portion of Distributed Property (or, with respect to dividends or distributions paid exclusively in cash, the amount in cash) distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution.

If any such event is declared but does not occur, the Conversion Price shall be readjusted, effective as of the date on which the Board announces that such event shall not occur, to the Conversion Price that would then be in effect if such event had not been declared.

(d)    If any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights or phantom stock rights), then the Board will make an appropriate adjustment in the Conversion Price and the number of Conversion Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 9(c) will increase or decrease the Conversion Price or increase or decrease the number of Conversion Shares as otherwise determined pursuant to this Section 9 or to the extent the Holders participate in a dividend or distribution event pursuant to Section 2(b).

(e)    Adjustment for Merger or Reorganization, Etc. If there shall occur any reorganization, recapitalization, consolidation or merger involving the Corporation in which the Common Stock is converted into or exchanged for securities, cash or other property (excluding a merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation), then, following any such reorganization, recapitalization, consolidation or merger, in each case pursuant to which shares of Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, each share of Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 9 set forth with respect to the rights and interest thereafter of the Holders, to the end that the provisions set forth in this Section 9 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in any transaction described by this Section 9, the Corporation shall make adequate provision whereby the Holders shall have a reasonable opportunity to determine the form of consideration into which all of the Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such transaction. The determination: (i) will be made by Holders representing a plurality of shares of Preferred Stock participating in such determination, (ii) will be subject to any limitations to which all of the holders of Common Stock are subject, including, but not limited to, pro rata reductions applicable to any portion of the consideration payable in such transaction and (iii) will be conducted in such a manner as to be completed by the date which is the earlier of: (1) the deadline for elections to be made by holders of Common Stock, and (2) two Trading Days prior to the anticipated effective date of such transaction.

10.    Purchase Rights. In addition to any adjustments pursuant to Section 9 above, if at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Holder’s Preferred Stock (without regard to any limitations on the conversion thereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

11.    Notices. Upon any adjustment of the Conversion Price or the number of Conversion Shares, then, and in each such case the Corporation shall give written notice thereof by first class mail, postage prepaid, addressed to each Holder of Preferred Stock at the address of such Holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In addition, in case at any time:

(1)    the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2)    the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of such stock of any class or other rights;

(3)    there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation;

(4)    there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

(5)    there shall be any Redemption Right Event;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each Holder at the address of such Holder as shown on the books of the

Corporation, (a) at least fifteen (15) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, Redemption Right Event, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, Redemption Right Event, dissolution, liquidation or winding up, at least fifteen (15) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, Redemption Right Event, dissolution, liquidation or winding up, as the case may be.

12.    Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares or fractions of shares of Preferred Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes), shall be approved for listing on the New York Stock Exchange (or any other national securities exchange on which the Common Stock is listed) and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all Options and conversion of Convertible Securities, including upon conversion of the Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Corporation’s Certificate of Incorporation.

13.    Effect of Reacquisition of Shares Upon Redemption, Repurchase, Conversion or Otherwise. Shares of Preferred Stock that have been issued and reacquired in any manner, whether by redemption, repurchase or otherwise or upon any conversion of shares of Preferred Stock to Common Stock, shall thereupon be retired and shall have the status of authorized and unissued shares of preferred stock of the Corporation undesignated as to series, and may be redesignated as any series of preferred stock of the Corporation and reissued.

14.    Issue Taxes and Fees. The issuance of certificates, if any, for shares of Common Stock upon conversion of the Preferred Stock shall be made without charge to the holders thereof for any (a) issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Corporation shall not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted or (b) fees (including fees of the transfer agent or The Depository Trust Company).

15.    Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock; provided, however, nothing herein shall be construed to prevent the Corporation from setting record dates for the holders of its securities.

16.    Voting. In addition to any class voting rights provided by law and this Certificate of Designation, the Holders of Series A Preferred Stock shall have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote (including the election of directors). With respect to the voting rights of the Holders of the Series A Preferred Stock, each Holder of Series A Preferred Stock shall be entitled to cast one vote for each share of Common Stock that would be issuable to such Holder upon the conversion of all the shares of Series A Preferred Stock held by such Holder on the record date for the determination of stockholders entitled to vote at a conversion rate the numerator of which is the Stated Value (as adjusted for any subdivision by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise, as contemplated in Section 9 hereof, occurring prior to such record date) and the denominator of which is the Conversion Price. The Holders of shares of Series B Preferred Stock shall not be entitled to vote on any matters submitted to a vote of stockholders of the Corporation, except as otherwise provided herein or as required by applicable law.

17.    Certain Restrictions.

(a)    In addition to any other vote of the Holders required by law or by the Certificate of Incorporation, without the prior consent of the Required Holders of the applicable series of Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Preferred Stock shall vote together as a class, the Corporation will not:

(i)    (x) authorize, create, designate, establish or issue (whether by merger or otherwise) (A) an increased number of shares of such series of Preferred Stock, or (B) any other class or series of capital stock ranking senior to or on parity with such series of Preferred Stock as to dividends or upon liquidation or (y) reclassify any shares of Common Stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of such series of Preferred Stock;

(ii)    amend, restate, alter or repeal any of the rights, powers or preferences of such series of Preferred Stock;

(iii)    amend, restate, alter or repeal the Certificate of Incorporation in a manner which would adversely affect a Holder’s ability to, as applicable, (A) transfer its shares of such series of Preferred Stock or Common Stock to any person, (B) convert its shares of Series A Preferred Stock into Common Stock, or (C) convert its shares of Series B Preferred Stock into shares of Series A Preferred Stock; or

(iv)    agree to do any of the foregoing.

(b)    The Corporation will not, directly or indirectly, declare or pay any dividend or distribution on, or directly or indirectly purchase, redeem, repurchase or otherwise acquire or permit any subsidiary of the Corporation to redeem, repurchase or acquire, any Junior Securities, other than any Participating Dividends actually paid upon all outstanding Preferred Stock, without the consent of the holders of at least a majority of the then-outstanding Series A Preferred Stock to the making of such dividend or distribution.

18.    Corporate Opportunities. Notwithstanding anything contained in this Certificate of Designations, each Holder may freely offer to any other Person or effect on behalf of itself or any other Person any other investment or business opportunity or prospective economic advantage (which may include investments or activities relating to competitors of the Corporation), including those competitive with the business of the Corporation, or other transactions in which the Corporation, its subsidiaries, any Holder or any other stockholder of the Corporation may have an interest or expectancy, including as a result of any fiduciary duties applicable to such Person, in each case without any prior notification or approval of the Corporation or its Board or stockholders.

19.    No Impairment. The Corporation will not, through any reorganization, transfer of assets, consolidation, merger, scheme or arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all time in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the Holders against impairment. Without limiting the generality of the foregoing, the Corporation (i) shall not increase the par value of any shares of Common Stock or Preferred Stock, as applicable, receivable upon conversion of the Preferred Stock above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock or Preferred Stock, as applicable, upon conversion of the Preferred Stock, and (iii) shall, so long as any shares or fraction of a share of Preferred stock remain outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock or Preferred Stock, as applicable, solely for the purpose of effecting the conversion of the Preferred Stock, 100% of the number of shares of Common Stock or Preferred Stock, as applicable, issuable upon conversion of the Preferred Stock then outstanding (without regard to any limitations on conversion).

20.    No Waiver. Except as otherwise modified or provided for herein, the Holders shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such Holders under the Delaware General Corporation Law.

21.    Amendment; Waiver. Any term of the Preferred Stock may be amended or waived (including the adjustment provisions included in Section 9 hereof) upon the written consent of the Corporation and the Holders of at least 66% of the Preferred Stock then outstanding.

22.    Action By Holders. Any action or consent to be taken or given by the holders of the Preferred Stock may be given either at a meeting of the Holders of the Preferred Stock called and held for such purpose or by written consent.

23.    Fractional Shares. Preferred Stock may be issued in fractions of a share that shall entitle each Holder, in proportion to such Holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Stock, including all conversion and redemption rights.

IN WITNESS WHEREOF, the undersigned has executed Certificate of Designations, Preferences and Rights this [●] day of [●], 2017.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:
Name:
Title:

[Signature Page to Certificate of Designations, Preferences and Rights]

EXHIBIT B

FORM OF INVESTOR RIGHTS AGREEMENT

Superior Industries International, Inc.

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made as of [●], 2017 (the “Effective Date”), between Superior Industries International, Inc., a Delaware corporation (the “Company”), and TPG Growth III Sidewall, L.P. (the “Investor”).

WHEREAS, the Investor and the Company have entered into that certain Investment Agreement, dated as of March 22, 2017 (the “Investment Agreement”), pursuant to which Investor has agreed to purchase, subject to the satisfaction and/or waiver of the conditions set forth therein, up to an aggregate of [●] shares of Series A Perpetual Convertible Preferred Stock and up to [●] shares of Series B Perpetual Convertible Preferred Stock, each par value $0.01 per share, of the Company (collectively, the “Preferred Stock”); and

WHEREAS, it is a condition precedent to Investor’s obligation to purchase such Preferred Stock that the Company enter into this Agreement with the Investor to provide for certain rights and obligations of the Parties following the closing of the transactions contemplated by the Investment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.    Board of Directors.

(a)    Subject to the terms and conditions of this Agreement, from and after the Effective Date and for so long as the Investor Amount is at least 50%:

(i)    the Investor shall have the right, but not the obligation, to designate one person to be appointed or nominated, as the case may be, for election to the Board (including any successor, each, a “Nominee”) by giving written notice to the Company on or before the time such information is reasonably requested by the Board or the Nominating and Corporate Governance Committee for inclusion in a proxy statement for a meeting of stockholders provided to the Investor, together with all information about the Nominee as shall reasonably requested by the Board or the Nominating and Corporate Governance Committee in order to make the determination referred to in Section 1(a)(iv); provided, however, the initial Nominee shall be appointed as set forth in Section 1(a)(ii).1

(ii)    The Company and the Board shall take all necessary and desirable actions such that, as of the Effective Date, [                    ] shall be appointed as a Director.

[1]	NTD: Bylaws to be amended prior to closing, if necessary, to note that inconsistent terms in section on stockholder nominations of directors are subject to the terms of this agreement.

(iii)    The Company will, as promptly as practicable, use its best efforts to take all necessary and desirable actions (including, without limitation, calling special meetings of the Board and the stockholders and recommending, supporting and soliciting proxies) so that an Investor Director serves on the Board at all times, subject to the Investor having designated a Nominee and providing the information set forth in Section 1(a)(i).

(iv)    The Company shall, to the fullest extent permitted by applicable law, use its best efforts to promptly take all actions necessary to ensure that: (i) the Nominee is included in the Board’s slate of nominees to the stockholders of the Company for each election of Directors; and (ii) the Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. Notwithstanding anything to the contrary herein, the Investor shall not be entitled to designate any Nominee pursuant to Section 1.1(a)(i) to the Board if the Board or the Nominating and Corporate Governance Committee reasonably determines that (i) the election of such Nominee to the Board would cause the Company to not be in compliance with applicable law (but, if the compliance relates to the lack of independence of the proposed Nominee, only, after first increasing the size of the Board and appointing any necessary independent Directors to fill such newly created vacancies) or (ii) such Nominee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act (to the extent material to his or her ability or integrity to serve as a Director) or is subject to any order, decree or judgment of any Governmental Entity prohibiting service as a director of any public company. In any such case described in clauses (i) or (ii) of the immediately preceding sentence, upon receipt of written notice from the Company stating the reason for such determination, which notice shall not be given more than three (3) days after receipt by the Company of notice of the designation of the Nominee and receipt of the information regarding such Nominee referenced in Section 1(a)(i), the Investor shall withdraw the designation of such proposed Nominee and be permitted to designate a replacement therefor (which replacement Nominee will also be subject to the requirements of this Section 1(a)(iv). Subject to applicable NYSE listing standards (or other applicable requirements of any relevant stock exchange on which the Company’s equity securities are listed) or applicable law, in no event shall any Nominee’s actual or potential lack of independence resulting from its relationship with the Investor and the Investor’s Affiliates be considered to disqualify such Nominee from being a member of the Board pursuant to this Section 1(a). If requested by the Nominating and Corporate Governance Committee, the Investor shall consult with the Nominating and Corporate Governance Committee regarding its potential Nominee prior to designating any Nominee pursuant to Section 1(a)(i) and shall provide to the Nominating and Corporate Governance Committee such information about the Nominee as shall be reasonably requested by the Nominating and Governance Committee, including information of the type that the Nominating and Corporate Governance Committee requests from the other directors of the Company.

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(v)    If a vacancy occurs because of the death, disability, disqualification, resignation, or removal of an Investor Director or for any other reason, the Investor shall be entitled to designate such person’s successor, and the Company will, as promptly as practicable following such designation, use its best efforts to take all necessary and desirable actions, to the fullest extent permitted by law, within its control such that such vacancy shall be filled with such successor Nominee.

(vi)    If a Nominee is not elected because of such Nominee’s death, disability, disqualification, withdrawal as a nominee or for any other reason, the Investor shall be entitled to designate promptly another Nominee and the Company will take all necessary and desirable actions within its control such that the director position for which such Nominee was nominated shall not be filled pending such designation or the size of the Board shall be increased by one and such vacancy shall be filled with such successor Nominee as promptly as practicable following such designation.

(vii)    As promptly as reasonably practicable following the request of any Investor Director, the Company shall enter into an indemnification agreement with such Investor Director, in the form entered into with the other members of the Board. The Company shall pay the reasonable, documented out-of-pocket expenses incurred by the Investor Director in connection with his or her services provided to or on behalf of the Company, including attending meetings or events attended explicitly on behalf of the Company at the Company’s request; provided that such payments shall be consistent with the Company’s policy for paying such expenses of other directors of the Company.

(viii)    The Company shall (i) purchase directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary and (ii) for so long as an Investor Director serves as a Director of the Company, maintain such coverage with respect to such Director; provided that upon removal or resignation of such Director for any reason, the Company shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage for a period of not less than six (6) years from any such event in respect of any act or omission occurring at or prior to such event.

(ix)    For so long as any Investor Director serves as a Director of the Company, the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Director nominated pursuant to this Agreement as and to the extent consistent with applicable law, including but not limited to Article Six of the Certificate of Incorporation of the Company and Article X of the Bylaws (whether such right is contained in the Certificate of Incorporation, Bylaws or another document) (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

(x)    The Investor Director shall recuse himself or herself from any decisions of the Board in accordance with applicable law.

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(xi)    Upon the Investor Amount being less than 50%, the Investor shall cause any Investor Director to tender his or her resignation from the Board.

(b)    Subject to the terms and conditions of this Agreement, from and after the Effective Date and for so long as the Investor Amount is at least 10%, but less than 50%, the Investor may designate one Board observer (a “Board Observer”) to attend and participate in all meetings of the Board in a non-voting capacity. In connection therewith, the Company shall simultaneously give such Board Observer copies of all notices, consents, minutes and other materials, financial or otherwise, which the Company provides to the Board, provided, however, that if the Board Observer does not, upon the request of the Company, before attending any meetings of the Board, execute and deliver to the Company an agreement to abide by all Company policies applicable to members of the Board and a confidentiality agreement reasonably acceptable to the Company, the Board Observer may be excluded from access to any material or meeting or portion thereof if the Board determines in good faith that such exclusion is reasonably necessary to protect highly confidential proprietary information of the Company or confidential proprietary information of third parties that the Company is required to hold in confidence, or for other similar reasons. The Investor may recall the Board Observer and designate a replacement Board Observer at any time.

Section 2.    Information and Access. Following the Effective Date until the Investor Amount is no longer at least 10%, the Company agrees to provide the Investor with all information that would be provided to the Investor Director if the Investor had a right to an Investor Director pursuant to Section 1 hereof, including the following:

(a)    within 90 days after the end of each fiscal year of the Company, (i) an audited, consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and (ii) audited, consolidated statements of income, comprehensive income, cash flows and changes in shareholders’ equity of the Company and its subsidiaries for such fiscal year; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC;

(b)    within 45 days after the end of each of the first three quarters of each fiscal year of the Company, (i) an unaudited, consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal quarter and (ii) consolidated statements of income, comprehensive income and cash flows of the Company and its subsidiaries for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the SEC; and

(c)    access, to the extent requested by the Investor, to the offices and the properties of the Company and its subsidiaries, including its and their books and records, all upon reasonable notice and at such times and as often as the Investor may reasonably request; provided that any access pursuant to this Section 2(c) shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its subsidiaries;

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provided that, the Company shall not be obligated to provide such access or materials to the Investor to the extent the Company determines, in its reasonable judgment, that doing so would (A) materially violate any applicable law, judgment or contract or obligation of confidentiality owing to a third party, (B) jeopardize the protection of an attorney-client privilege, attorney work product protection or other similar legal privilege, (C) be materially adverse to the interests of the Company or any of its subsidiaries in any pending or threatened demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity or any arbitration or mediation tribunal, or (D) expose the Company to risk of liability for disclosure of personal information; provided that, in each case, the Company shall use commercially reasonable efforts to provide the maximum access such that clauses (A) through (D) do not apply. Notwithstanding anything to the contrary in this Section 2, the Investor shall have the right to waive its right to receive information and/or access under this Section 2 for such period of time as the Investor may specify and, upon receipt of written notice of such waiver, the Company agrees to no longer provide the Investor with information and/or access for the duration of the period so specified.

Section 3.    Registration Rights.

(a)    Shelf Registration.

(i)    Filing. The Company shall file prior to the one year anniversary of the Effective Date, a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or, if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”) covering the resale of the Registrable Securities on a delayed or continuous basis. The Company shall use reasonable best efforts to cause the Shelf to become effective by the one year anniversary of the Effective Date. The Shelf shall provide for the resale of Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Investor. The Company shall maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf effective and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its reasonable best efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

(ii)    Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”)

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registering the resale from time to time by the Investor thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration continuously effective and usable until there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Investor in accordance with any reasonable method of distribution elected by the Investor.

(iii)    Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the SEC, the Investor may request to sell all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include either (x) securities with a total offering price (including piggyback shares and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $50 million or (y) all remaining Registrable Securities. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the “Demand Shelf Takedown Notice”). Each Demand Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Investor shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval which shall not be unreasonably withheld, conditioned or delayed.

(b)    Demand Registration.

(i)    Requests for Registration. At any time after the Effective Date, the Investor may request (i) registration under the Securities Act of all or any portion of the Registrable Securities on Form S-3 or any similar short-form registration (a “Short-Form Registration”), if available, and (ii) registration under the Securities Act of all or any portion of the Registrable Securities held by such Requesting Holder on Form S-1 or similar long-form registration (a “Long-Form Registration”) if Short-Form Registration is not available (any registration under this Section 3(b), a “Demand Registration”); provided, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include either (x) securities with a total offering price (including piggyback shares and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $50 million or (y) all remaining Registrable Securities. The Investor may request that any offering conducted under a Long-Form Registration or a Short-Form Registration be underwritten. All

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requests for Demand Registrations shall be made by giving written notice to the Company (the “Demand Registration Notice”). Each Demand Registration Notice shall specify (i) whether such Demand Registration shall be an underwritten offering, (ii) the approximate number of Registrable Securities proposed to be sold in the Demand Registration and (iii) the expected price range (net of underwriting discounts and commissions) of such Demand Registration. The Investor shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the approval of the Company, which shall not be unreasonably withheld, conditioned or delayed.

(ii)    Demand Registration Effectiveness. A registration shall not count as one of the permitted Demand Registrations until both (i) it has become effective (unless such Demand Registration has not become effective due solely to the fault of the Investor) and (ii) the Investor is able to register and sell pursuant to such registration at least 80% of the Registrable Securities requested to be included in such registration either at the time of the registration or within 90 days thereafter; provided that a Demand Registration which is withdrawn at the sole request of the Investor will count as a Demand Registration unless the Company is reimbursed by the Investor for all reasonable, documented out-of-pocket expenses incurred by the Company in connection with such registration, including reasonable attorney and accounting fees.

(iii)    Short-Form Registrations. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use an applicable short form. The Company shall use its reasonable best efforts to make Short-Form Registrations on Form S-3 (or any successor form) available for the sale of Registrable Securities.

(iv)    Restrictions on Demand Registrations. The Investor shall be entitled to request up to three Demand Registrations. In addition, the Company shall not be obligated to effect more than two Demand Registrations in any twelve-month period.

(c)    Piggyback Takedowns. Whenever the Company proposes to register any of its securities, including a registration pursuant to any registration rights agreement between Company and holders of its securities (a “Piggyback Registration”), or proposes to offer any of its securities pursuant to a registration statement in an underwritten offering under the Securities Act (together with a Piggyback Registration, a “Piggyback Takedown”), the Company shall give prompt written notice to the Investor of its intention to effect such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a shelf registration statement, such notice shall be given not less than ten Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a registration statement that is not a shelf registration statement, such notice shall be given not less than ten Business Days prior to the expected date of filing of such registration statement. The Company shall, subject to the provisions of Section 3(d) below, include in such Piggyback Takedown, as applicable, all Registrable Securities requested to be included by the Investor within five Business Days after sending the Company’s notice. Notwithstanding anything to the contrary contained herein: (i) the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Investor; provided, however, that nothing in this clause (i) shall impair the right of the

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Investor to request that such registration be effected pursuant to Section 3(a) or 3(b); and (ii) the Investor may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw that registration; provided, however, that the withdrawal shall be irrevocable and after making the withdrawal, the Investor shall no longer have any right to include its Registrable Securities in that Piggyback Takedown. If any Piggyback Takedown is an underwritten offering, the Company will have the sole right to select the investment banker(s) and manager(s), acceptable to the Investor, for the offering.

(d)    Priority.

(i)    Priority on Primary Offerings and Offerings Initiated by Holders of Other Registration Rights. If the Company determines, and if ratified in writing, after consultation with the managing underwriter in any underwritten Piggyback Takedown that was not initiated by the Investor pursuant to this Agreement, that less than all of the Registrable Securities requested to be included in such underwritten offering can be sold in an orderly manner within a price range acceptable to the Company or the holders of the Company’s securities demanding such Piggyback Takedown pursuant to registration rights granted to other holders of the Company’s securities, as applicable, then the Company shall include in such underwritten Piggyback Registration the number which can be so sold in the following order of priority:

(A) first, the securities the Company and/or the holders of the Company’s securities demanding such Piggyback Takedown pursuant to registration rights granted to such holders propose to sell;

(B) second, the Registrable Securities requested to be included in such Piggyback Registration by the Investor; and

(C) third, other securities requested to be included in such underwritten Piggyback Takedown.

(ii)    Priority on Offerings Initiated by the Investor. In any underwritten offering initiated by the Investor pursuant to this Agreement if the Investor determines, after consultation with the Company and the managing underwriter in such offering, that less than all of the securities of the Company requested to be included in such underwritten offering, other than Registrable Securities, can be sold in an orderly manner within a price range acceptable to the Investor, then the Company shall include in such underwritten offering the number which can be so sold in the following order of priority:

(A) first, the Registrable Securities requested to be included in accordance with this Agreement by the Investor;

(B) second, the securities the Company and the holders entitled to participate in such Piggyback Takedown pursuant to registration rights granted to other holders of the Company’s securities, pro rata on the basis of the number of shares of Common Stock owned by such holders; and

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(C) third, other securities requested to be included in such underwritten offering.

(e)    Company Undertakings. Whenever Registrable Securities are registered or sold pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto the Company shall as expeditiously as possible:

(i)    before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Investor copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by the Investor, which documents shall be subject to the review and comment of the counsel to the Investor;

(ii)    notify the Investor of the effectiveness of each Registration Statement and prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending on the date on which all Registrable Securities have been sold under such Registration Statement or have otherwise ceased to be Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)    furnish to the Investor, and the managing underwriters, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offer;

(iv)    use its commercially reasonable efforts (x) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, (y) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (z) to do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by it (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

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(v)    notify the Investor and its counsel and the managing underwriters: (x) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of the Investor, the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to the Investor its counsel and the managing underwriters and file such supplement or amendment with the SEC so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) as soon as the Company becomes aware of any comments or inquiries by the SEC or any requests by the SEC or any Federal or state Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (y) when each Registration Statement or any amendment thereto has been filed with the SEC and when each Registration Statement or the related Prospectus or Free Writing Prospectus or any Prospectus supplement or any post-effective amendment thereto has become effective; and (z) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement contemplated by Section 3(e)(viii) below relating to any applicable offering cease to be true and correct.

(vi)    use its best efforts to cause all such Registrable Securities (x) to be listed on the NYSE (or such other national securities exchange on which shares of the Common Stock are then listed), (y) if the Common Stock is not then listed on the NYSE, to, as promptly as practicable, and in no event later than the date that is six months following the Effective Date, be listed on the NYSE or another national securities exchange, and (z) to be registered with or approved by such other Governmental Entities or authorities as may be necessary to enable the Investor to consummate the disposition of the Registrable Securities;

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(vii)    provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;

(viii)    enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, a combination of shares, or other recapitalization) and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any, to the extent reasonably requested by the lead or managing underwriters, with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance and participation to be paid by the Company;

(ix)    for a reasonable period prior to the filing of any Registration Statement or the commencement of marketing efforts for a Shelf Takedown, as applicable, pursuant to this Agreement, make available for inspection and copying by the Investor and its counsel, any underwriter participating in any disposition pursuant to such Registration Statement or Shelf Takedown, as applicable, and any other attorney, accountant or other agent retained by the Investor or underwriter, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information and participate in any due diligence sessions reasonably requested by the Investor, underwriter, attorney, accountant or agent in connection with such Registration Statement or Shelf Takedown, as applicable, provided that recipients of such financial and other records and pertinent corporate documents agree in writing to keep the confidentiality thereof pursuant to a written agreement reasonably acceptable to the Company and the applicable underwriter (which shall contain customary exceptions thereto);

(x)    permit the Investor and its counsel, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney, accountant or other agent retained by the Investor or underwriter, to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement and any Prospectus supplements relating to a Shelf Takedown, if applicable;

(xi)    in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any security included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (y) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

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(xii)    obtain and furnish to the Investor a signed counterpart of (w) a customary cold comfort and bring down letter from the Company’s independent public accountants, (x) a customary legal opinion of counsel to the Company addressed to the relevant underwriters and/or the Investor, in each case in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or the Investor reasonably request, (y) a negative assurances letter of counsel to the Company in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or the Investor, and (z) customary certificates executed by authorized officers of the Company as may be requested by the Investor or any underwriter of such Registrable Securities included in such Shelf Takedown;

(xiii)    with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Investor, which Free Writing Prospectuses or other materials shall be subject to the review of its counsel;

(xiv)    provide or maintain a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;

(xv)    promptly notify in writing the Investor, the sales or placement agent, if any, therefor and the managing underwriters of the securities being sold, (x) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective and (y) of any written comments by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(xvi)    (v) prepare and file with the SEC such amendments and supplements to each Registration Statement as (A) reasonably requested by the Investor (to the extent such request related to information relating to it) or (B) may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder, and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (w) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (x) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with

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the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; (y) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the SEC or any Federal or state Governmental Entity; and (z) respond promptly to any comments received from the SEC and request acceleration of effectiveness promptly after it learns that the SEC will not review the Registration Statement or after it has satisfied comments received from the SEC;

(xvii)    cooperate with the Investor and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with FINRA, including using commercially reasonable efforts to obtain FINRA’s pre-clearance and pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC;

(xviii)    within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

(xix)    if requested by the Investor or the managing underwriters, promptly include in a Prospectus supplement or amendment such information as the Investor or managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

(xx)    in the case of certificated Registrable Securities, cooperate with the Investor and the managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from the Investor that the Registrable Securities represented by the certificates so delivered by the Investor will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Investor or managing underwriters may reasonably request at least two Business Days prior to any sale of Registrable Securities; and

(xxi)    use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

(f)    Registration Expenses. All Registration Expenses shall be borne by the Company. For the avoidance of doubt, subject to the proviso in Section 3(b)(ii), all Registration Expenses in connection with any registration initiated as a Demand Registration shall be borne by the Company regardless of whether or not such registration has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations pursuant to Section 3(b). All Selling Expenses relating to Registrable Securities registered shall be borne by the Investor.

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(g)    Indemnification and Contribution.

(i)    Indemnification by the Company. The Company agrees to indemnify and hold harmless the Investor and its Affiliates, directors, officers, employees, members, managers and agents and each Person who controls the Investor within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any losses, claims, expenses, damages and liabilities or whatever kind (including legal or other expenses reasonably incurred in connection with investigating, preparing or defending same and the cost of enforcing any right to indemnification hereunder) (collectively, “Losses”) to which they or any of them may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal law, any state or foreign securities law, or any rule or regulation promulgated under of the foregoing laws, relating to the offer or sale of the Registrable Securities, and in any such case, the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Loss, claim, damage, liability, action or investigation (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion therein, including any notice and questionnaire. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(ii)    Indemnification by the Investor. The Investor agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all Losses to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or any Investor Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to the Investor furnished to the Company by or on behalf the

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Investor specifically for inclusion therein; provided, however, that the total amount to be indemnified by the Investor pursuant to this Section 3(h)(ii) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such the Investor in the offering to which such Registration Statement or Prospectus relates; provided further that the Investor shall not be liable in any case to the extent that prior to the filing of any such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto, it has furnished in writing to the Company, information expressly for use in, and within a reasonable period of time prior to the effectiveness of such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided to the Company. This indemnity agreement will be in addition to any liability which the Investor may otherwise have.

(iii)    Notification. If any Person shall be entitled to indemnification under this Section 3(h) (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this Section 3(h)(iii)) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Section 3(h) only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 3(h) shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Section 3(h) shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the

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fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

(iv)    Contribution. If the indemnification provided for in this Section 3(h) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Section 3(h), the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 3(h)(iv) was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3(h)(iv). Notwithstanding the foregoing, the amount the Investor will be obligated to contribute pursuant to this Section 3(h)(iv) will be limited to an amount equal to the net proceeds received by the Investor in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(h)    Rule 144. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act, the Company covenants that it will (x) make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, and (y) take such further action as the Investor may reasonably request, all to the extent required from time to time to enable it to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the reasonable request of the Investor, the Company will deliver to it a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

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Section 4.    Preemptive Rights.

(a)    For the purposes of this Section 4, “Excluded Issuance” shall mean (i) the issuance of shares of any Equity Securities (including upon exercise of options) to directors, officers, employees, consultants or other agents of the Company as approved by the Board in connection with their employment or performance of services, (ii) the issuance of any Equity Securities in connection with any “business combination” (as defined in the rules and regulations promulgated by the SEC) or otherwise in connection with bona fide acquisitions of securities or substantially all of the assets of another Person, business unit, division or business, in each case, to the sellers in such transaction as consideration thereof, (iii) the issuance of any securities pursuant to the conversion, redemption or exchange of Preferred Stock issued to the Investor and (iv) the issuance of any shares of a subsidiary of the Company to the Company or a wholly owned subsidiary of the Company.

(b)    For so long as the Investor Amount is at least 50%, if the Company proposes to issue Equity Securities of any kind, other than in an Excluded Issuance, then the Company shall:

(i)    give written notice to the Investor no less than five (5) Business Days prior to the closing of such issuance or, if the Company reasonably expects such issuance to be completed in less than five (5) Business Days, such shorter period (which shall be as given as promptly as commercially practicable but in any event not less than three (3) Business Days prior to such closing), setting forth in reasonable detail (A) the designation and all of the material terms and provisions of the securities proposed to be issued (the “Proposed Securities”), including, to the extent applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof and interest rate and maturity, (B) the price and other terms of the proposed sale of such securities and (C) the amount of such securities proposed to be issued; provided that, following the delivery of such notice, the Company shall deliver to the Investor any such information the Investor may reasonably request in order to evaluate the proposed issuance, except that, in connection with a public offering, the Company shall not be required to deliver any information that has not been or will not be provided or otherwise made available to the proposed purchasers of the Proposed Securities; and

(ii)    offer to issue and sell to the Investor, on such terms as the Proposed Securities are issued and upon full payment by the Investor, a portion of the Proposed Securities equal to a percentage determined by dividing: (x) the number of shares of Common Stock beneficially owned, on an as-converted basis, by the Investor, by (y) the total number of shares of Common Stock outstanding immediately prior to the issuance of the Proposed Securities, on an as-converted basis.

(c)    The Investor will have the option exercisable by written notice to the Company, to accept the Company’s offer and commit to purchase any or all of the Equity Securities offered to be sold, which notice must be given on or prior to the Business Day immediately prior to the date of the closing of the issuance of such Equity Securities (or, if notice of all such terms has not been given prior to the Business Day immediately prior to the such

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closing date, at any time prior to such closing date) (the failure of the Investor to respond within such time period shall be deemed a waiver of its rights under this Section 4 with respect to the applicable issuance of Equity Securities). Such notice to the Company shall constitute a binding commitment by the Investor to purchase the amount of Equity Securities so specified at the price and other terms set forth in the Company’s notice to the Investor. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right; provided, however, that the closing of any purchase by the Investor may be extended beyond the closing of the sale of the Proposed Securities giving rise to such preemptive right to the extent necessary to (i) obtain required approvals from any Governmental Entity or (ii) permit the Investor to receive proceeds from calling capital pursuant to commitments made by its (or its Affiliated investment funds’) limited partners. Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that the Investor has not elected to purchase during the 120 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investor in the notice delivered in accordance with this Section 4. Any Proposed Securities offered or sold by the Company after such 120-day period must be reoffered to issue or sell to the Investor pursuant to this Section 4.

(d)    The election by the Investor not to exercise its subscription rights under this Section 4 in any one instance shall not affect its right as to any subsequent proposed issuance.

(e)    If the proposed issuance by the Company of securities which gave rise to the exercise by the Investor of its preemptive rights pursuant to this Section 4 shall be terminated or abandoned by the Company without the issuance of any securities, then the purchase rights of the Investor pursuant to this Section 4 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the Investor in respect thereof shall be refunded in full.

(f)    In the case of an issuance subject to this Section 4 for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board.

Section 5.    Transfer Restrictions.

(a)    During the period commencing on the Effective Date and continuing until the calendar date that is one year following the Effective Date, the Investor shall not Transfer any Preferred Stock or any securities into which Preferred Stock is convertible into, redeemable for or exchangeable for Preferred Stock, including Common Stock, whether now owned or hereinafter acquired, owned directly by the Investor or with respect to which the Investor has beneficial ownership within the rules and regulations of the SEC (collectively, the “Restricted Shares”), except in the event the Company otherwise agrees by written consent or pursuant to a Transfer permitted by Section 5(b). Following the expiration of the one-year period referenced in the preceding sentence, and notwithstanding the provisions of Section 5(b), the Investor may not Transfer any Preferred Stock or any securities into which Preferred Stock is convertible into, redeemable for or exchangeable for Preferred Stock, including Common Stock, to (i) any Competitor or (ii) any Person that would, to the Investor’s knowledge, hold 25% or more of the Common Stock (on an as-converted basis) as a result of such transfer.

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(b)    Notwithstanding anything to the contrary set forth in this Section 5, the Investor may Transfer Restricted Shares (i) as a bona fide gift; (ii) to any trust or entity wholly owned by one or more trusts for the direct or indirect benefit of (A) the Investor or its stockholders, partners, members or beneficiaries or (B) of any individual related to the stockholders, partners, members or beneficiaries of the Investor, by blood, marriage or adoption and not more remote than first cousin; (iii) to any wholly-owned subsidiary of the Investor, or to the Affiliates, stockholders, partners, members or beneficiaries of the Investor; or (iv) pursuant to any take-over bid, offer, acquisition, sale or merger involving the Company involving all or substantially all of the Common Stock; provided that in each case such distributees or transferees agree to be bound by the terms and restrictions set forth in this Agreement.

(c)    In connection with any Shelf Takedown, the Company shall not effect any public sale or distribution of its Equity Securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form S-4 under the Securities Act), and shall cause its officers and directors not to Transfer any Equity Securities, except in the event the underwriters managing the Demand Registration or Shelf Takedown consent to such shorter period, during the seven days prior to and the 90-day period beginning on the date of pricing of such Demand Registration or Shelf Takedown or such other period provided in the underwriting, placement or similar agreement executed in connection with such Demand Registration or Shelf Takedown.

Section 6.    Additional Agreements.

(a)    For so long as the Investor Amount is at least 50%, the Company shall not adopt any plan of liquidation, dissolution or winding up of the Company or file any voluntary petition for bankruptcy, receivership or similar proceedings unless holders of at least a majority the outstanding Preferred Stock, voting together as a single class, consent thereto.

(b)    The Company agrees to use its reasonable best efforts to hold a special meeting of the Company’s stockholders to approve (i) the conversion of the Series B Preferred Stock into Series A Perpetual Convertible Preferred Stock or (ii) the issuance of additional shares of Series A Perpetual Convertible Preferred Stock pursuant to the Certificate of Designations, Preferences and Rights of such series, as applicable, within 120 days following the Effective Date and the proxy statement related to such special meeting will include the Board’s recommendation that the stockholders of the Company vote in favor of such proposal. If the stockholders of the Company do not approve such conversion, the Company will use its reasonable best efforts to obtain stockholder approval at the next annual meeting of stockholders and each subsequent annual meeting thereafter.

(c)    At all times while the Investor Amount is greater than 10%, without the prior approval of the Company, or as otherwise expressly permitted by this Agreement, the Investor shall not, directly or indirectly, and shall cause its Affiliates not to acquire, offer to acquire, agree to acquire or make a public proposal to acquire, by purchase or otherwise, any Equity Securities of the Company or any of its subsidiaries, any securities convertible into or

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exchangeable for any Equity Securities of the Company, or any right to vote or to direct the voting of any Equity Securities of the Company; provided that the restrictions in this clause (i) shall not apply to (x) purchases or acquisitions permitted by Section 5(b), (y) acquisitions of Equity Securities of the Company issued in connection with stock dividends, stock splits, recapitalizations or similar transactions (including any Equity Securities issued as a dividend, coupon or other distribution on shares of the Preferred Stock) and (z) issuances by the Company of Equity Securities of the Company or options, warrants or other rights to acquire Equity Securities of the Company (or the exercise thereof) to any Director, as compensation for his or her membership on the Board.

Section 7.    Definitions.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Securities Exchange Act of 1934, as amended.

“Board” means the board of directors of the Company.

“Board Observer” has the meaning set forth in Section 1(b).

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Bylaws” means the Company’s Bylaws, as in effect on the date hereof, as the same may be amended from time to time.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as in effect on the date hereof, as the same may be amended from time to time.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Competitor” means any Person engaged primarily in the business of designing and manufacturing wheels for sale to automobile and light truck original equipment manufacturers.

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“control” (including the terms “controlling,” “controlled by” and “under common control with”) means, unless otherwise noted, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

“Demand Registration” has the meaning specified in Section 3(b)(i).

“Demand Registration Notice” has the meaning specified in Section 3(b)(i).

“Demand Shelf Takedown Notice” has the meaning specified in Section 3(a)(iii).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) the price to the public and the number of securities included in the offering; (iii) each Free Writing Prospectus and (iv) all other information that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Director” means a member of the Board until such individual’s death, disability, disqualification, resignation, or removal.

“Effective Date” has the meaning set forth in the preamble.

“Equity Security” means (a) any Common Stock, preferred stock or other Voting Stock, (b) any securities of the Company convertible into or exchangeable for Common Stock, preferred stock or other Voting Stock or (c) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock, preferred stock or other Voting Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1 Shelf” has the meaning specified in Section 3(a)(i).

“Form S-3 Shelf” has the meaning specified in Section 3(a)(i).

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Governmental Entity” means any federal, state, provincial, local or foreign governmental, administrative or regulatory (including any stock exchange) authority, agency, court, instrumentality, binding arbitration body, commission or other entity or self-regulatory organization.

“Indemnified Party” has the meaning specified in Section 3(g)(iii).

“Indemnifying Party” has the meaning specified in Section 3(g)(iii).

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“Investment Agreement” has the meaning specified in the Recitals.

“Investor” has the meaning set forth in the preamble.

“Investor Amount” means: (i) while the Preferred Stock is outstanding, the percentage of shares of the outstanding Preferred Stock issued on the Effective Date held by the Investor and its Affiliates, which shall include any other equity securities of the Company issued to the Investor upon the exchange, redemption or conversion of its shares of Preferred Stock, counted as if such shares of other equity securities were shares of Preferred Stock calculated based on the exchange, redemption or conversion rate, as applicable; and (ii) if no Preferred Stock is outstanding, the percentage of shares of Common Stock held by the Investor and its Affiliates.

“Investor Director” means an individual elected to the Board that has been nominated by the Investor pursuant to this Agreement.

“Investor Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the Investor or used or referred to by the Investor in connection with the offering of Registrable Securities.

“Long-Form Registration” has the meaning specified in Section 3(b)(i).

“Losses” has the meaning specified in Section 3(g)(i).

“NYSE” means the New York Stock Exchange.

“Nominee” has the meaning set forth in Section 1(a)(i).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity or any department, agency or political subdivision thereof.

“Piggyback Registration” has the meaning specified in Section 3(c).

“Piggyback Takedown” has the meaning specified in Section 3(c).

“Preferred Stock” has the meaning specified in the Recitals.

“Proposed Securities” has the meaning specified in Section 4(b)(i).

“Prospectus” means the prospectus used in connection with a Registration Statement.

“Registrable Securities” means at any time any shares of Preferred Stock, Common Stock, or any other securities of the Company for which Preferred Stock may be converted, redeemed or exchanged, held or beneficially owned the Investor or its transferees in accordance with Section 8; provided, however, that as to any Registrable Securities, such

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securities shall cease to constitute Registrable Securities upon the earliest to occur of: (x) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (y) the date on which such securities are disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act; and (z) the date on which such securities cease to be outstanding.

“Registration Expenses” means all expenses (other than underwriting discounts and commissions) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including:

(i)    stock exchange, SEC, FINRA and other registration and filing fees,

(ii)    all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities),

(iii)    all printing, messenger and delivery expenses,

(iv)    the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any sale of Registrable Securities pursuant to a registration),

(v)    the fees and expenses incurred in connection with the listing of the Registrable Securities on NASDAQ (or any other national securities exchange),

(vi)    the fees and expenses incurred in connection with any “road show” for underwritten offerings, including travel expenses, and

(vii)    reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Investor, including, for the avoidance of doubt, any expenses of counsel Investor in connection with the filing or amendment of any Registration Statement, Prospectus or Free Writing Prospectus hereunder;

provided that in no instance shall Registration Expenses include Selling Expenses.

“Registration Statement” means any registration statement filed hereunder or in connection with a Piggyback Takedown.

“Restricted Shares” has the meaning specified in Section 5(a).

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

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“Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Investor and legal expenses not included within the definition of Registration Expenses.

“Shelf” has the meaning specified in Section 3(a)(i).

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” means either an Underwritten Shelf Takedown or a Piggyback Takedown.

“Short-Form Registration” has the meaning specified in Section 3(b)(i).

“Subsequent Shelf Registration” has the meaning specified in Section 3(a)(ii).

“Transfer” means any sale, transfer, assignment or other disposition of (whether with or without consideration and whether voluntary or involuntary or by operation of law) of Common Stock.

“Underwritten Shelf Takedown” has the meaning specified in Section 3(a)(iii).

“Voting Stock” means any securities of the Company having the right to vote generally in any election of Directors.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

Section 8.    Assignment; Benefit of Parties; Transfer. The rights of the Investor hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Securities to any transferee or assignee (other than a transfer pursuant to a registration statement or under Rule 144 promulgated under the Securities Act); provided that all of the following additional conditions are satisfied with respect to any transfer, assignment or conveyance of rights hereunder: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement by executing a joinder or similar document; and (c) the Company is given written notice by such Person of such transfer or assignment, stating the name and address of the transferee or assignee, identifying the Registrable Securities with respect to which such rights are being transferred or assigned. Any transfer, assignment or other conveyance of the rights of the Investor in breach of this Agreement shall be void and of no effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assignees for the uses and purposes set forth and referred to herein. Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

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Section 9.    Remedies. The Company and the Investor shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to other rights and remedies hereunder, the Company and the Investor shall be entitled to specific performance and/or injunctive or other equitable relief (without posting a bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

Section 10.    Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid, return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Company and the Investor at the addresses set forth below. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

If, to the Company, to:

Superior Industries International, Inc.

26600 Telegraph Road, Suite 400

Southfield, Michigan 48033

Telephone: (248) 234-7042

Facsimile: (248) 352-6989

Email: kshiba@supind.com

Attention: Kerry A. Shiba

With a copy to (which copy alone shall not constitute notice):

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601-9703

Telephone: (312) 558-5723

Facsimile: (312) 558-5700

Email: btoth@winston.com

Attention: Bruce A. Toth, Esq.

If, to the Investor, to:

TPG Growth III Sidewall, L.P.

301 Commerce Street

Suite 3300

Fort Worth, TX 76102

Facsimile:      (817) 871-4001

Email:            officeofgeneralcounsel@tpg.com

     mrobilotti@tpg.com

Attention:      Office of General Counsel

     c/o Mark Robilotti

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Section 11.    No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

Section 12.    No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person or entity other than the parties hereto and their respective successors and assigns any remedy or claim under or by reason of this Agreement or any terms, covenants or conditions hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

Section 13.    Further Assurances. Each of the parties hereby agrees that it will hereafter execute and deliver any further document, agreement, instruments of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof.

Section 14.    Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement.

Section 15.    Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 16.    Mutual Waiver of Jury Trial. The parties hereto hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement. Any action or proceeding whatsoever between the parties hereto relating to this Agreement shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

Section 17.    Complete Agreement; Inconsistent Agreements. This Agreement represents the complete agreement between the parties hereto as to all matters covered hereby, and supersedes any prior agreements or understandings between the parties.

Section 18.    Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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Section 19.    Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Investor unless such modification is approved in writing by the Company and the Investor. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 20.    Termination. Notwithstanding anything to the contrary contained herein, if the Investor Amount ceases to be equal to or greater than 10%, then this Agreement shall expire and terminate automatically; provided, however, that Sections 1(a)(vii), 1(a)(viii), 3 (for so long as any Registrable Securities remain), 5(c), 7, 8, 9, 10, 11, 12, 13, 15, 16, 17, 18 and 19 shall survive the termination of this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Company:

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:
Name:
Title:

Investor:

[ ]

By:
Name:
Title:

EXHIBIT C

TENDER DOCUMENTS

EXHIBIT D

PROPOSED SUBORDINATED NOTES TERMS

Exhibit A

FORM OF

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES

OF

SERIES A PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”), of Superior Industries International, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of common stock, par value $0.01 per share (“Common Stock”), of the Corporation according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation. No fee will be charged to the Holders for any conversion, except as described in the Corporation’s Certificate of Designations, Preferences and Rights classifying the Preferred Stock (the “Certificate of Designations”).

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series A Preferred Stock owned prior to Conversion:

Number of shares of Series A Preferred Stock to be Converted:

Applicable Conversion Rate:

Number of shares of Series A Preferred Stock subsequent to Conversion:

Address for Delivery:

OR

DWAC Instruction:
Broker No.:
Account No.

Capitalized terms used but not defined herein have the respective meaning assigned thereto in the Certificate of Designations.

[HOLDER]

By:
Name:
Title: